                                                                    Exhibit 2.1











                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                                 QRS CORPORATION

                                       AND

                          ROCKPORT TRADE SYSTEMS, INC.

                          DATED AS OF FEBRUARY 29, 2000

                                TABLE OF CONTENTS

                                                                                             PAGE
                                                                                             ----
ARTICLE I DEFINITIONS..........................................................................1
     SECTION 1.01 Certain Defined Terms........................................................1

ARTICLE II THE REORGANIZATION..................................................................9
     SECTION 2.01 Assets To Be Transferred.....................................................9
     SECTION 2.02 Assets To Be Retained........................................................9
     SECTION 2.03 Liabilities Not Assumed......................................................9
     SECTION 2.04 Closing.....................................................................10
     SECTION 2.05 Documents To Be Delivered by Company........................................10
     SECTION 2.06 Tax Consequences............................................................10

ARTICLE III PAYMENT BY ACQUIROR...............................................................11
     SECTION 3.01 Transfer of Acquiror Common Stock and Cash..................................11
     SECTION 3.02 Dissenting Shares...........................................................11
     SECTION 3.03 Assumption of the Company's Liabilities.....................................11
     SECTION 3.04 Company Stock Option Plan...................................................11
     SECTION 3.05 Fractional Shares...........................................................12
     SECTION 3.06 No Transfers................................................................12
     SECTION 3.07 Escrow Fund.................................................................12
     SECTION 3.08 Withholding Rights..........................................................12
     SECTION 3.09 Further Assurances..........................................................12

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................12
     SECTION 4.01 Organization and Qualification; Subsidiaries................................13
     SECTION 4.02 Charter; Corporate Books and Records........................................13
     SECTION 4.03 Capitalization..............................................................13
     SECTION 4.04 Authority Relative to this Agreement........................................14
     SECTION 4.05 No Conflict; Required Filings and Consents..................................15
     SECTION 4.06 Permits; Compliance with Laws...............................................15
     SECTION 4.07 Financial Statements........................................................16
     SECTION 4.08 Absence of Certain Changes or Events........................................16
     SECTION 4.09 Accounts Receivable; Inventories............................................19
     SECTION 4.10 Customers; Suppliers........................................................19
     SECTION 4.11 Sales and Purchase Order Backlog............................................20
     SECTION 4.12 Product and Service Warranties..............................................20
     SECTION 4.13 Employee Benefit Plans; Labor Matters.......................................21
     SECTION 4.14 Employee Matters............................................................24
     SECTION 4.15 Material Contracts..........................................................26
     SECTION 4.16 Guaranties..................................................................26
     SECTION 4.17 Litigation..................................................................26
     SECTION 4.18 Environmental Matters.......................................................26
     SECTION 4.19 Intellectual Property.......................................................27


                                TABLE OF CONTENTS
(continued)

                                                                                             PAGE
                                                                                             ----
     SECTION 4.20 Taxes.......................................................................29
     SECTION 4.21 Properties and Assets.......................................................30
     SECTION 4.22 Brokers.....................................................................31
     SECTION 4.23 Certain Business Practices..................................................31
     SECTION 4.24 Interested Party Transactions...............................................31
     SECTION 4.25 Vote Required; Consents.....................................................32
     SECTION 4.26 Board Approval..............................................................33
     SECTION 4.27 Business Activity Restrictions..............................................33
     SECTION 4.28 Tax Treatment...............................................................33
     SECTION 4.29 Acquisition Consideration...................................................33
     SECTION 4.30 Representations Complete....................................................33

ARTICLE V REPRESENTATIONS AND WARRANTIES OF ACQUIROR..........................................34
     SECTION 5.01 Organization and Qualification; Subsidiaries................................34
     SECTION 5.02 Authority Relative to this Agreement........................................34
     SECTION 5.03 No Conflict; Required Filings and Consents..................................34
     SECTION 5.04 Capitalization..............................................................35
     SECTION 5.05 SEC Filings; Financial Statements...........................................35
     SECTION 5.06 Absence of Undisclosed Liabilities..........................................36
     SECTION 5.07 Brokers.....................................................................36
     SECTION 5.08 Tax Treatment...............................................................36
     SECTION 5.09 Representations Complete....................................................36

ARTICLE VI CONDUCT PRIOR TO CLOSING AND COVENANTS.............................................36
     SECTION 6.01 Conduct of Business by the Company..........................................36
     SECTION 6.02 Notices of Certain Events...................................................37
     SECTION 6.03 Access to Information; Confidentiality......................................37
     SECTION 6.04 No Solicitation of Transactions.............................................37
     SECTION 6.05 Further Action; Consents; Filings...........................................38
     SECTION 6.06 Public Announcements........................................................39
     SECTION 6.07 Shareholder Approval........................................................39
     SECTION 6.08 NNM Listing of Additional Shares Application................................39
     SECTION 6.09 FIRPTA Certificate..........................................................39
     SECTION 6.10 Company and Stock Option Plan; Assumption of Employee and
                    Director Options..........................................................39
     SECTION 6.11 Tax Covenant................................................................40
     SECTION 6.12 Company Options.............................................................41
     SECTION 6.13 Insurance...................................................................41
     SECTION 6.14 Change of Company Name......................................................41
     SECTION 6.15 Buyers and Shippers Agreement...............................................41
     SECTION 6.16 Company Liquidation and Dissolution.........................................41
     SECTION 6.17 Restrictions on Disposition of Shares.......................................41


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                                TABLE OF CONTENTS
(continued)

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     SECTION 6.18 Employee Benefit Covenants..................................................42

ARTICLE VII CONDITIONS TO THE REORGANIZATION..................................................43
     SECTION 7.01 Conditions to the Obligations of Each Party to Consummate
                    the Reorganization........................................................43
     SECTION 7.02 Conditions to the Obligations of the Company................................43
     SECTION 7.03 Conditions to the Obligations of Acquiror...................................44

ARTICLE VIII INDEMNIFICATION..................................................................46
     SECTION 8.01 Survival of Representations and Warranties..................................46
     SECTION 8.02 Indemnification.............................................................46
     SECTION 8.03 Damage Threshold; Limitation................................................47
     SECTION 8.04 Escrow Period...............................................................48
     SECTION 8.05 Claims upon Escrow Fund.....................................................48
     SECTION 8.06 Objections to Claims........................................................49
     SECTION 8.07 Resolution of Conflicts; Arbitration........................................49
     SECTION 8.08 Claims After Depletion of Escrow Fund.......................................50
     SECTION 8.09 Shareholders'Agent..........................................................50
     SECTION 8.10 Actions of the Shareholders'Agent...........................................51
     SECTION 8.11 Third-Party Claims..........................................................51

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER..................................................51
     SECTION 9.01 Termination.................................................................51
     SECTION 9.02 Effect Of Termination.......................................................52
     SECTION 9.03 Amendment...................................................................52
     SECTION 9.04 Waiver......................................................................53
     SECTION 9.05 Expenses....................................................................53

ARTICLE X GENERAL PROVISIONS..................................................................53
     SECTION 10.01 Notices....................................................................53
     SECTION 10.02 Severability...............................................................55
     SECTION 10.03 Assignment; Binding Effect; Benefit........................................55
     SECTION 10.04 Incorporation Of Schedules.................................................56
     SECTION 10.05 Governing Law..............................................................56
     SECTION 10.06 Waiver of Jury Trial.......................................................56
     SECTION 10.07 Headings...................................................................56
     SECTION 10.08 Counterparts...............................................................56
     SECTION 10.09 Entire Agreement...........................................................56



SCHEDULES
1        Company Disclosure Schedule
2        Knowledge
3        Company Distribution of Acquiror Common Stock
4        Employee and Director Options
5        Consents
6        Key Employees

EXHIBITS

A        Form of Escrow Agreement
B        Acquisition Consideration
C        Form of Shareholder Agreement
D        Form of FIRPTA Notification Letter
E        Form of Notice to the Internal Revenue Service
F        Form of Retention and Noncompetition Agreement
G        Consulting Services Agreement
H        Form of Legal Opinion of Brobeck, Phleger & Harrison LLP
I        Form of Registration Rights Agreement
J        Form of Legal Opinion of Hutchins, Wheeler & Dittmar


         AGREEMENT AND PLAN OF REORGANIZATION, dated as of February 29, 2000 (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), between QRS CORPORATION, a Delaware corporation ("ACQUIROR"), and ROCKPORT TRADE SYSTEMS, INC., a Massachusetts corporation (the "COMPANY").

                              W I T N E S S E T H:

         WHEREAS, the boards of directors of Acquiror and the Company have each determined that it is fair to and in the best interests of their respective shareholders to combine the respective businesses of Acquiror and the Company by means of the Company's transfer of its business and substantially all of its assets to Acquiror solely in exchange for shares of Acquiror's Common Stock (QRS Common Stock, as defined below) and the assumption by Acquiror of certain liabilities of the Company in a transaction intended to qualify as a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code (as defined below), it being contemplated by Acquiror and the Company that the Company will thereafter, as an integral part of the transaction, distribute the shares of Acquiror Common Stock to the Company's shareholders in exchange for the surrender by such shareholders for cancellation of certificates representing all of the Company's Capital Stock (as defined below) in complete liquidation of the Company and dissolve (the "REORGANIZATION") upon the terms and subject to the conditions set forth herein and in accordance with the Massachusetts Business Corporations Law (the "BCL");

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         SECTION 1.01 CERTAIN DEFINED TERMS. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural number of the terms so defined, unless the context otherwise requires):

         "ACCOUNTS RECEIVABLE" shall have the meaning set forth in Section 4.09(a).

         "ACQUIROR" shall have the meaning specified in the recitals to this Agreement.

         "ACQUIROR BALANCE SHEET" shall have the meaning specified in Section 5.06.

         "ACQUIROR COMMON STOCK" shall mean the voting common stock of QRS Corporation, no par value per share.

         "ACQUIROR FINANCIAL STATEMENTS" shall have the meaning specified in
Section 5.05.

         "ACQUIROR MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Acquiror that, individually or in the aggregate with any other circumstances, is, or could reasonably be expected to be, materially adverse to the business, operations, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Acquiror.

         "ACQUIROR PREFERRED STOCK" shall have the meaning specified in Section 5.04.

         "ACQUIROR SEC DOCUMENTS" shall have the meaning specified in Section 5.05.

         "ACQUIROR STOCK OPTION" shall have the meaning specified in Section
5.04.

         "ACQUIROR STOCK PRICE" shall mean the closing bid price for a share of Acquiror Common Stock as quoted on the Nasdaq National Market on the Closing Date, or, if the Closing Date is not a trading day, then on the trading day immediately preceding the Closing Date.

         "ACQUISITION CONSIDERATION" shall mean the number of shares of Acquiror Common Stock that will be exchanged in consideration of the Company's transfer of its business and substantially all of its assets as determined in accordance with Section 3.01 and Exhibit B hereof.

         "ACQUISITION DOCUMENTS" shall have the meaning specified in Section
8.01.

         "AGREEMENT" shall have the meaning specified in the preamble to this Agreement.

         "AUDITED REPORT" shall have the meaning specified in Section 4.07(a).

         "BCL" shall have the meaning specified in the recitals to this Agreement.

         "BUSINESS DAY" shall mean any day on which banks are not required or authorized by law, regulation or executive order to close in San Francisco, California or Boston, Massachusetts.

         "CAPITAL STOCK EQUIVALENTS" shall mean options, warrants, convertible debt and any other security or instrument exercisable, convertible, exchangeable or otherwise related to the Company Capital Stock.

         "CHARTER" means with respect to the Company, its Articles of Organization, as amended and in effect under the laws of the Commonwealth of Massachusetts, and with respect to Acquiror, its certificate of incorporation, as amended and in effect under the laws of the State of Delaware, and with respect to Company's Subsidiaries, their respective certificates of incorporation as amended and in effect under the laws of the jurisdictions of their organization.

         "CLOSING" shall have the meaning specified in Section 2.04.

         "CLOSING DATE" shall mean the calendar date on which Closing occurs.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended through the Closing Date, and all rules and regulations promulgated thereunder.

         "COMPANY" shall have the meaning specified in the preamble to this Agreement.

         "COMPANY BENEFIT PLANS" shall have the meaning specified in Section 4.13(a).

         "COMPANY CAPITAL STOCK" shall mean the Company Common Stock and the Company Preferred Stock.

         "COMPANY COMMON STOCK" shall mean the common stock, $.001 par value, of the Company.

         "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule attached hereto as Schedule 1 and forming a part hereof.

         "COMPANY INTELLECTUAL PROPERTY" shall have the meaning specified in
Section 4.19(a).

         "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of the Company that, individually or in the aggregate with any other circumstances: (a) is, or could reasonably be expected to be, materially adverse to business, operations, employee relationships, customer or supplier relationships, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of the Company or (b) could reasonably be expected to adversely affect the ability of Acquiror to operate or conduct the business of the Company in substantially the manner that it is currently operated or conducted by the Company.

         "COMPANY PREFERRED STOCK" shall mean the preferred stock, $.01 par value, of the Company.

         "COMPANY REPORTS" shall have the meaning specified in Section 4.07(a).

         "COMPANY STOCK OPTION PLAN" shall mean the Company's Stock Option Plan adopted by the combined consent of the stockholders and Directors of the Company on July 22, 1996, that provides for the issuance of up to 1,375,000 shares of Company Common Stock.

         "DAMAGES" shall have the meaning specified in Section 8.02(a).

         "DISSENTING SHAREHOLDER" shall have the meaning specified in Section 3.02.

         "DISSENTING SHARES" shall have the meaning specified in Section 3.02.

         "$" shall mean United States Dollars.

         "EMPLOYEE AND DIRECTOR OPTIONS" shall mean options granted pursuant to the Company Stock Option Plan.

         "ENCUMBRANCE" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, adverse claim , preferential arrangement or restriction of any kind or encumbrance, including, without limitation, any restriction on voting, transfer, receipt of income or other exercise of any attributes of ownership.

         "ENVIRONMENTAL LAW" shall mean any Law and any enforceable judicial or administrative interpretation thereof by any Governmental Entity having jurisdiction over the Company, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, now or hereafter in effect.

         "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

         "ERISA AFFILIATE" shall have the meaning specified in Section 4.13(a).

         "ESCROW AGENT" shall have the meaning specified in Section 3.07.

         "ESCROW AGREEMENT" shall mean an escrow agreement substantially in the form attached hereto as Exhibit A.

         "ESCROW FUND" shall have the meaning specified in Section 3.01.

         "ESCROW SHARES" shall have the meaning specified in Section 3.07.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

         "EXPENSES" shall mean, with respect to any party hereto, all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates, but excluding any allocation of overhead) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Reorganization.

         "FORMER COMPANY EQUITYHOLDERS" shall mean the holders of Company Capital Stock as of the Effective Date.

         "GOVERNMENTAL ENTITY" shall mean any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

         "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

         "HAZARDOUS MATERIAL" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, radon gas or polychlorinated biphenyls, (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law or (iii) any other chemical, material or substance the use, handling, generation, treatment, storing, release or exposure to which is regulated by any Governmental Entity.

         "INDEBTEDNESS" shall mean, with respect to any person, (i) any liability, contingent or otherwise, of such person (A) for borrowed money, (B) evidenced by a note, debenture or similar instrument, or (C) for the payment of any money under a lease required to be capitalized on the balance sheet of the lessee under U.S. GAAP; (ii) any liability of others of the kind described in clause (i) which the person has guaranteed or which is otherwise its legal liability; (iii) any obligation secured by an Encumbrance on such person's property, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such person's legal liability, the amount of such obligation if not assumed by or otherwise such person's legal liability not to exceed the fair market value of such property; and (iv) any and all deferrals, renewals, exercises and refundings of, or amendments, modifications or supplements to any liability of the kind described in any of the preceding clauses (i), (ii) or (iii).

         "INDEMNIFIED PERSON" shall have the meaning specified in Section
8.02(a).

         "INDEMNIFIED PERSONS" shall have the meaning specified in Section 8.02(a).

         "INTERIM REPORT" shall have the meaning specified in Section 4.07(a).

         "INVENTORIES" shall mean all inventory, merchandise, finished goods, raw materials, packaging, supplies and other personal property related to the business of the Company or maintained, held or stored by or for and under the control of the Company.

         "IRREVOCABLE PROXY" shall have the meaning specified in Section
4.25(b).

         "IRS" shall mean the Internal Revenue Service of the United States.

         "KNOWLEDGE OF ACQUIROR" or words or phrases of similar effect shall mean the knowledge, after reasonable inquiry, of any of the chief executive officer, president and chief financial officer of Acquiror.

         "KNOWLEDGE OF THE COMPANY" or words or phrases of similar effect shall mean the knowledge, after reasonable inquiry, of any of the individuals listed on Schedule 2.

         "LAW" shall mean any United States Federal, state or local or foreign statute, law, ordinance, regulation, rule, code, order, judgment or decree.

          "LEASED PROPERTIES" shall have the meaning specified in Section
4.21(b).

         "MATERIAL CONTRACTS" shall mean the following contracts and agreements (including, without limitation, oral contracts and agreements) of the Company and each of its Subsidiaries now in effect:

                  (i) each contract, agreement, invoice, purchase order and other arrangement, for the purchase of Inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company or any of its Subsidiaries under the terms of which the Company or any of its Subsidiaries (A) is likely to pay or otherwise give consideration of more than $25,000 in the aggregate during the calendar year ended December 31, 2000, (B) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate over the remaining term of such contract, or (C) cannot be cancelled by the Company or any of its Subsidiaries without penalty or further payment and without more than 30 days' notice;

                  (ii) each contract, agreement, invoice, sales order and other arrangement, for the sale of Inventory or other personal property or for the furnishing of services by the Company or any of its Subsidiaries which: (A) is likely to involve consideration of more than $25,000 in the aggregate during the calendar year ended December 31, 2000, (B) is likely to involve consideration of more than $50,000 in the aggregate over the remaining term of the contract, or (C) cannot be cancelled by the Company or any of its Subsidiaries without penalty or further payment and without more than 30 days' notice;

                  (iii) all broker, distributor, label group, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Company or any of its Subsidiaries is a party and which are not cancelable without penalty or further payment and without more than 30 days' notice;

                  (iv) all management and employee contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company or any of its Subsidiaries is a party and which are not cancelable without penalty or further payment and without more than 30 days' notice;

                  (v) all contracts and agreements relating to Indebtedness of the Company or any of its Subsidiaries;

                  (vi) all agreements relating to Company Intellectual Property, including any technology, source code or other similar escrow agreement and all licenses and sublicenses thereof;

                  (vii) all contracts and agreements with any Government Entity to which the Company or any of its Subsidiaries is a party;

                  (viii) all contracts and agreements that limit or purport to limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time;

                  (ix) all contracts and agreements between or among the Company, any of its Subsidiaries and any Affiliate of the Company, including any shareholder agreements;

                  (x) all contracts and agreements for providing benefits under any Company Benefit Plan; and

                  (xi) all other contracts and agreements, whether or not made in the ordinary course of the business, which are material to the Company or any of its Subsidiaries or the conduct of the business, or the absence of which would have a Company Material Adverse Effect.

         "NONDISCLOSURE AGREEMENT" shall mean the Agreement, dated as of October 1, 1999, between Acquiror and the Company.

         "OFFICER'S CERTIFICATE" shall have the meaning specified in Section 8.05(a).

         "OTHER TRANSACTION" shall have the meaning specified in Section 6.04.

         "PERMIT" shall have the meaning specified in Section 4.06.

         "PERMITS" shall have the meaning specified in Section 4.06.

         "PERMITTED ENCUMBRANCES" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable or that are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established on the Reference Balance Sheet in accordance with U.S. GAAP; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $1,000 in the case of a single property or $10,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes.

         "PERSON" shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "PERSON" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

         "REFERENCE BALANCE SHEET" shall mean the unaudited balance sheet of the Company as of December 31, 1999.

         "REFERENCE BALANCE SHEET DATE" shall mean December 31, 1999.

         "REORGANIZATION" shall have the meaning specified in the recitals to this Agreement.

         "REGULATIONS" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

         "REPRESENTATIVES" shall have the meaning specified in Section 6.03(a).

         "RETENTION AGREEMENT" shall have the meaning specified in Section 7.02(d).

         "SEC" shall mean the Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "SHAREHOLDER AGREEMENT" shall have the meaning specified in Section 4.25(b).

         "SHAREHOLDERS' AGENT" shall have the meaning specified in Section 8.09(a).

         "SOFTWARE PROGRAMS" shall have the meaning specified in Section
4.19(g).

         "SUBSIDIARY" shall mean, with respect to any person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "TAX" or "TAXES" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customs' duties, tariffs and similar charges.

         "TAX RETURNS" shall mean all returns, declarations, reports, forms, estimates, information returns and statements required to be filed in respect of any Taxes or to be supplied to a taxing authority in connection with any Taxes.

         "TECHNICAL DOCUMENTATION" shall have the meaning specified in Section 4.19(a).

         "TERMINATING ACQUIROR BREACH" shall have the meaning specified in
Section 9.01(f).

         "TERMINATING COMPANY BREACH" shall have the meaning specified in
Section 9.01(e).

          "U.S. GAAP" shall mean United States generally accepted accounting principles, applied on a consistent basis.

         "WARN" shall have the meaning specified in Section 4.13(f).

         "YEAR 2000 COMPLIANT" shall have the meaning specified in Section 4.19(k).

                                   ARTICLE II
                               THE REORGANIZATION

    SECTION 2.01 ASSETS TO BE TRANSFERRED. At the Closing, the Company will convey, transfer, assign and deliver to Acquiror and Acquiror will accept and acquire all the business, property and assets of every kind and wherever situated which are owned by the Company, or in which it has any right or interest (including without limitation the right to use the name "Rockport Trade Systems, Inc." and any derivation or modification thereof), as of the Closing, except those provided in Section 2.02.

    SECTION 2.02 ASSETS TO BE RETAINED.  The Company shall retain:

         (a) The consideration which Acquiror agrees to pay the Company hereunder and the Company's other rights hereunder;

         (b) The Company's franchise to be a corporation, its certificate of incorporation, corporate seal, stock books, minute books and other corporate records having exclusively to do with the corporate organization and capitalization of Company; provided that Acquiror or its designated agents may have reasonable access to such books and records and may make excerpts therefrom;

         (c) Any of the Company's rights or obligations under its agreement with Buyers and Shippers Enterprises, Inc. dated March 18, 1997 (the "Buyers and Shippers Agreement"); and

         (d) Rights that cannot lawfully be transferred by the Company (provided, however, that such rights shall be held by the Company for the benefit of the Acquiror and Acquiror, at its option, may act as the Company's agent in order to enforce and obtain for Acquiror the benefit of such rights).

    SECTION 2.03 LIABILITIES NOT ASSUMED. Anything to the contrary herein notwithstanding Acquiror shall not assume or pay:

         (a) any Taxes applicable to, imposed upon or arising out of the transfer of assets to Acquiror contemplated by this Agreement or the Reorganization;

         (b) any liability, cost, obligation or expense incurred in connection with this Agreement and the transactions contemplated herein except to the extent otherwise provided for under Section 9.05 hereof;

         (c) any obligations or liabilities of the Company and/or the Former Company Equityholders with respect to which the Former Company Equityholders are indemnifying

Acquiror pursuant to Section 8.02 hereof, subject to the terms and limitations of Article VIII hereof and the Escrow Agreement.

         (d) any obligations or liabilities of the Company to its shareholders including but not limited to Dissenting Shareholders, if any except as otherwise provided for under Section 3.02 hereof ; and

         (e) obligations or liabilities of Company under the Buyers and Shippers Agreement.

     SECTION 2.04 CLOSING. Unless this Agreement shall have been terminated and the Reorganization shall have been abandoned pursuant to Section 9.01, and subject to the satisfaction or written waiver of the conditions set forth in
Article VII, the consummation of the Reorganization shall take place as promptly as practicable after the satisfaction or waiver of the conditions set forth in
Article VII at a closing (the "CLOSING") to be held at the offices of Brobeck, Phleger & Harrison LLP, Spear Street Tower, One Market, San Francisco, California, and in any event on or before March 31, 2000, unless another date, time or place is agreed to by the Company and Acquiror in writing.

     SECTION 2.05 DOCUMENTS TO BE DELIVERED BY COMPANY. At the Closing, the Company will deliver to Acquiror (a) such instruments of transfer (including consents and approvals of third parties) as will be sufficient or requisite in the opinion of Acquiror's counsel to vest in Acquiror, its successors and assigns, the full legal and equitable title of the Company to the properties to be transferred by the Company pursuant to Section 2.01 hereof; (b) an instrument satisfactory to counsel for Acquiror appointing Acquiror as the true and lawful attorney in fact for the Company to institute and prosecute (in its own name or in the name of the Company but for the benefit of Acquiror) any proceedings deemed by Acquiror to be necessary or appropriate to collect, assert or enforce its right, title and interest to the properties and assets to be transferred to Acquiror hereunder, including rights described in Section 2.01 hereof; (c) the documents referred to in Section 7.03 hereof; (d) written resignations, effective on acceptance of such directors of the Company's Subsidiaries as Acquiror may request prior o the Closing; and (e) such evidences as counsel for Acquiror may reasonably require as to the Company's compliance with provisions of applicable law relating to the change of the Company's corporate name, the sale of all or substantially all of its assets, and its liquidation and dissolution pursuant to the provisions of this Agreement.

     SECTION 2.06 TAX CONSEQUENCES. It is intended by the parties hereto that the Reorganization shall constitute a reorganization within the meaning of
Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. Accordingly, both prior to and after the Closing Date, each party's books and records shall be maintained and federal, state and local income tax and returns and schedules thereto shall be filed in a manner consistent with the Reorganization qualifying as a reorganization under
Section 368(a) of the Code (unless a court of competent jurisdiction renders a determination (as defined in Section 1313(a)(1) of the Code) that the Reorganization does not qualify as such). Each party shall provide to each other such information, reports, returns or schedules as may be reasonably required to assist such party in accounting for reporting the Reorganization being so qualified.

                                  ARTICLE III
                               PAYMENT BY ACQUIROR

     SECTION 3.01 TRANSFER OF ACQUIROR COMMON STOCK AND CASH. At the Closing, Acquiror shall deliver to the Company (a) a certificate or certificates representing the number of shares (rounded off to the nearest full share) of Acquiror Common Stock determined in accordance with Exhibit B hereto (less the number of shares of Acquiror Common Stock to be deposited into an escrow fund (the "ESCROW FUND") pursuant to the requirements of Section 3.07 hereof and the number of shares of Acquiror Common Stock attributable to Dissenting Shares pursuant to Section 3.02 hereof, if any), and (b) any cash in lieu of fractional shares due pursuant to Section 3.05 hereof.

     SECTION 3.02 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, no shares of Acquiror Common Stock attributable pursuant to Exhibit B hereto to any issued and outstanding shares of Company Capital Stock held by a person (a "DISSENTING SHAREHOLDER") who shall have voted against adopting this Agreement or not consented thereto in writing and who shall have properly filed a notice of election to dissent with the Company in accordance with Chapter 110D, 7 of the BCL ("DISSENTING SHARES") shall be delivered to Company pursuant to Section 3.01 hereof, unless such holder fails to perfect or withdraws or otherwise loses his right to receive payment for shares. If, after the Closing, such Dissenting Shareholder fails to perfect or withdraws or loses his right to receive payment, such Dissenting Shareholder's shares of Company Capital Stock shall no longer be considered Dissenting Shares for the purposes of this Agreement, and Acquiror shall deliver to the Company an additional certificate or certificates representing the number of shares of Acquiror Common Stock (rounded to the nearest full share) determined in accordance with Exhibit B hereto with respect to such Dissenting Shareholder's shares of Company Capital Stock. The Company shall give Acquiror (i) prompt notice of any notice of election to dissent received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such election. The Company shall not, without the prior written consent of Acquiror, make any payment with respect to, settle, offer to settle or otherwise negotiate, any such election.

     SECTION 3.03 ASSUMPTION OF THE COMPANY'S LIABILITIES. At the Closing, Acquiror shall assume and pay, discharge and perform when lawfully due all liabilities, contracts and other obligations of the Company as the same shall exist at the Closing, excluding liabilities of the Company described in Section 2.03.

     SECTION 3.04 COMPANY STOCK OPTION PLAN. At the Closing Date, the Company Stock Option Plan and all Employee and Director Options shall be assumed by Acquiror in accordance with Section 6.11 below.

     SECTION 3.05 FRACTIONAL SHARES. No fraction of a share of Acquiror Common Stock will be issued, but in lieu thereof the Company shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Acquiror Stock Price.

     SECTION 3.06 NO TRANSFERS. After the Closing, there shall be no transfers of the Company Capital Stock on the stock transfer books of the Company and the stock ledger of the Company shall be closed.

     SECTION 3.07 ESCROW FUND. As soon as possible after Closing and subject to and in accordance with the provisions of Article VIII hereof, Acquiror shall cause to be delivered to the Escrow Agent (as defined in Article VIII hereof) a certificate or certificates representing twenty-five percent (25%) of the shares of Acquiror Common Stock issued in the Reorganization (the "ESCROW SHARES") which shall be registered in the name of the Escrow Agent as nominee for the Former Company Equityholders as set forth in Schedule 3 hereto. The Escrow Shares shall be held in escrow and shall be available to compensate Acquiror for certain damages as provided in Article VIII. To the extent not used for such purposes, such shares shall be released, as all provided in Article VIII hereof. As soon as practicable after the Closing Date, the Escrow Shares shall be registered in the name of, and be deposited with, NorWest Bank Minnesota, N.A. (or other bank or financial institution selected by Acquiror with the reasonable consent of the Company) as escrow agent (the "ESCROW AGENT"), such deposit (together with interest and other income thereon) to constitute the Escrow Fund and to be governed by the terms set forth herein and in the Escrow Agreement. The Escrow Fund shall be available to compensate Acquiror pursuant to the indemnification obligations of the Former Company Equityholders.

     SECTION 3.08 WITHHOLDING RIGHTS. Acquiror shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law or Order.

     SECTION 3.09 FURTHER ASSURANCES. The Company and Acquiror agree that, in the event any consent, approval or authorization necessary or desirable to preserve for the Company's business any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which the Company is a party is not obtained prior to the Closing, the Company will, subsequent to the Closing, cooperate with Acquiror in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as specifically disclosed with respect to a section of this Article IV in the Company Disclosure Schedule or disclosed in another section of the Company Disclosure Schedule if it is reasonably apparent on the face of the disclosure that it is applicable to another section in this Article IV, the Company hereby represents and warrants to Acquiror that:

     SECTION 4.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

     (a) Each of the Company and its Subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business, and is in good standing (to the extent applicable) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary. Section 4.01 of the Company Disclosure Schedule sets forth each of the Company's Subsidiaries, the jurisdiction in which each was formed and each jurisdiction where each of the Company and its Subsidiaries is so qualified or licensed to do business and separately lists each other jurisdiction in which the company or its Subsidiaries owns, uses, licenses or leases its assets and properties, or conducts business or has employees or engages independent contractors.

     SECTION 4.02 CHARTER; CORPORATE BOOKS AND RECORDS. The Company has provided to Acquiror, true, correct and complete copies of the Charter and bylaws of Company and each of its Subsidiaries. Such Charter and bylaws are in full force and effect. None of the Company or any of its Subsidiaries is in violation of any of the provisions of its Charter or bylaws. The minute books of the Company and each of its Subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by the shareholders and the Boards of Directors and all committees of the Board of Directors of the Company and each of its Subsidiaries. Complete and accurate copies of all such minute books and of the stock register of the Company and each of its Subsidiaries have been provided by the Company to Acquiror.

     SECTION 4.03 CAPITALIZATION. (a) The authorized capital stock of the Company consists of 13,210,000 shares of Company Common Stock and 536,790 shares of Company Preferred Stock. As of the date hereof (i) 8,400,000 shares of Company Common Stock and 400,000 shares of Company Preferred Stock are issued and outstanding, (ii) 136,790 shares of Company Preferred Stock are subject to outstanding stock purchase warrants, (iii) 3,217,283 shares of Company Common Stock are reserved for issuance upon the conversion of the outstanding shares of Company Preferred Stock and the shares of Company Preferred Stock issuable upon the exercise of the outstanding stock purchase warrants, (iv) 1,375,000 shares of Company Common Stock are reserved for issuance upon the exercise of the Employee and Director Options, and (v) 600,000 shares of Company Common Stock are held in the treasury of the Company. All outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully-paid and nonassessable and are free and clear of any liens or encumbrances other than liens or encumbrances imposed upon the holder thereof. All outstanding shares of Company Common Stock and Company Preferred Stock and all Employee and Director Options and warrants to purchase shares of Company Preferred Stock were issued in compliance with all applicable Federal and state securities laws. Section 4.03 of the Company Disclosure Schedule sets forth all outstanding options to purchase Company Common Stock and Company Preferred Stock, the names of the grantees, the number of shares of Company

Common Stock and Company Preferred Stock included in each grant, and the number of shares that are unvested, outstanding and unexercised and vested, outstanding and unexercised, respectively, with respect to each such grant. Except for shares of Company Common Stock issuable pursuant to agreements or arrangements described in Section 4.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. The terms of the Company Stock Option Plan and the applicable stock option agreements permit the assumption or substitution of options to purchase Acquiror Common Stock (which is voting common stock as defined herein) as provided in this Agreement, without the consent or approval of the holders of such securities, the Company shareholders, or otherwise. None of the Employee and Director Options permit any accelerated vesting or exercisability of those options by reason of the Reorganization or any other transactions contemplated by this Agreement. Except as disclosed in Section 4.03 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any capital stock of the Company. Except as set forth in Section 4.03 of the Company Disclosure Schedule, there are no voting trusts, shareholder agreements, proxies or other agreement or understandings in effect with respect to the voting or transfer of Company Common Stock or Company Preferred Stock. Except as set forth in Section 4.03 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person. True and complete copies of all agreements and instruments relating to or issued under the Company Stock Option Plan have been provided to Acquiror and such agreements and instruments have not been amended, modified or supplement such agreement or instrument in any case from the form provided to Acquiror.

     (b) Section 4.03 of the Company Disclosure Schedule sets forth the authorized capital stock by class of each Subsidiary and the number of shares of each class of capital of each Subsidiary that are issued and outstanding. The Company is the owner of all outstanding shares of each of its Subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of each Subsidiary are owned by the Company free and clear of all liens, charges, claims or encumbrances, or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued shares or other securities of any such Subsidiary, or otherwise obligating the Company or any such Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other Person other than its interests in the Company's Subsidiaries set forth in Section 4.03 of the Company Disclosure Schedule. All outstanding shares of capital stock of any Subsidiary were issued in compliance with all applicable federal and state securities laws.

     SECTION 4.04 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect and the exercise by courts of equity powers).

     SECTION 4.05 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

     (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the Reorganization will not, (i) conflict with or violate any provision of the Charter or bylaws of the Company or any of its Subsidiaries, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.05(b) have been obtained and all filings and notifications described in
Section 4.05(b) have been made, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) except as set forth in Section 4.05(a) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which, with the giving of notice or lapse of time or both, could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of the Company or any of its Subsidiaries pursuant to, any Material Contract or Permit (as defined in Section 4.06) or other instrument or obligation.

     (b) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the Reorganization will not as of the Closing Date, require any material consent, approval, authorization or permit of, or filing by the Company with or notification by the Company to, any Governmental Entity, except (i) such consents, approvals, orders, authorizations, registrations, declarations, and filings as may be required under applicable state securities laws and the securities law of any foreign country, and (ii) as set forth in Section 4.05(b) of the Company Disclosure Schedule.

     SECTION 4.06 PERMITS; COMPLIANCE WITH LAWS. The Company and each of its Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity (collectively, "PERMITS") necessary for the Company or the Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted and, as of the date of this Agreement, no suspension or cancellation of any of the Permits is pending or, to the knowledge of the Company, threatened. The Company and each of its Subsidiaries is not in any material respect in conflict with, or in default or violation of,
(i) any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (ii) any Permits. Neither the Company nor any of its Subsidiaries has received written or, to the Company's knowledge, non-written notice from any Governmental Entity pending or threatened investigations and no such investigations are pending or, to the knowledge of the Company, threatened.
Section 4.06 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that could reasonably be expected to result in (i) the loss or revocation of a Permit or (ii) the suspension or cancellation of any other Permit. Except as set forth in Section 4.06 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations that are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 4.07 FINANCIAL STATEMENTS.

     (a) The Company has provided to Acquiror (i) audited financial statements for the fiscal years ended December 31, 1998 (the "AUDITED REPORT"), and (ii) interim unaudited financial statements for the fiscal year ended December 31, 1999 (the "INTERIM REPORTS", together with the Audited Reports, the "COMPANY REPORTS").

     (b) Each of the financial statements (including, in each case, any notes thereto) contained in the Audited Report was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each of the financial statements (including, in each case, any notes thereto) contained in the Company Reports presented fairly the financial position and operating results of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect).

     (c) Except as and to the extent set forth or reserved against on the balance sheet of the Company as reported in the Company Reports, including the notes thereto, neither the Company nor any of its Subsidiaries has any liabilities or obligations (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1999 that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 4.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999, except as disclosed in Section 4.08 of the Company Disclosure Schedule or on the Reference

Balance Sheet, the business of the Company and each of its Subsidiaries has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as disclosed in
Section 4.08 of the Company Disclosure Schedule or on the Reference Balance Sheet, since December 31, 1999, neither the Company nor any of its Subsidiaries has:

         (i) transferred to any person or entity any rights to its Intellectual Property other than transfers necessary to conduct development or manufacturing activities, or sell products or services in the ordinary course of business consistent with past practice;

         (ii) permitted or allowed any of the assets or properties (whether tangible or intangible) of the Company or any of its Subsidiaries to be subjected to any Encumbrance, except in the ordinary course of business and consistent with past practice and other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

         (iii) except in the ordinary course of business consistent with past practice, discharged or otherwise obtained the release of any Encumbrance or paid or otherwise discharged any liability relating thereto, other than current liabilities reflected on the Reference Balance Sheet and current liabilities incurred in the ordinary course of business consistent with past practice since the Reference Balance Sheet Date;

         (iv) made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of, in each case in an amount greater than $10,000, any Person;

         (v) failed to pay any creditor any amount owed to such creditor when due, except where such amount and all interest and penalties related thereto has been paid in full prior to the date hereof;

         (vi) redeemed any of the capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of the Company or otherwise;

         (vii) made any changes in the customary methods of operations of the Company or any of its Subsidiaries, including, without limitation, practices and policies relating to marketing, selling and pricing;

         (viii) merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof;

         (ix) made any capital expenditure or commitment of any capital expenditure in excess of $25,000 individually or $100,000 in the aggregate;

         (x) issued any sales orders or otherwise agreed to make any purchases involving exchanges in value in excess of $25,000 individually or $100,000 in the aggregate;

         (xi) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets) with value in excess of $25,000 individually or $100,000 in the aggregate, other than in the ordinary course of business consistent with past practice;

         (xii) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, the Company or any of its Subsidiaries;

         (xiii) entered into any agreement, or written arrangement with any of its directors, officers, employees or shareholders except in the ordinary course of business consistent with past practice (or with any relative, beneficiary, spouse or Affiliate of such Person);

         (xiv) written down or written up (or failed to write down or write up in accordance with U.S. GAAP consistent with past practice) the value of any Inventories or receivables or revalued any assets of the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice, and in accordance with U.S. GAAP;

         (xv) amended, terminated, cancelled or compromised any material claims of the Company or any of its Subsidiaries or waived any other rights of substantial value to the Company or any of its Subsidiaries;

         (xvi) made any change in any method of accounting or accounting practice or policy used by the Company or any of its Subsidiaries, other than such changes required by U.S. GAAP or disclosed in Section 4.08 of the Company Disclosure Schedule;

         (xvii) allowed any Permit or Environmental Permit that was issued or relates to the Company or any of its Subsidiaries to lapse or terminate or failed to renew any such Permit or Environmental Permit or any insurance policy that is scheduled to terminate or expire within 45 calendar days of the Closing Date;

         (xviii) amended or restated the Charter or the bylaws of the Company or any of its Subsidiaries;

         (xix) amended, modified or consented to the termination of any Material Contract or the Company's or any of its Subsidiaries' rights thereunder;

         (xx) terminated, discontinued, closed or disposed of any plant, facility or other business operation, or laid off any employees (other than layoffs of less than 10 employees in any six-month period) or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

         (xxi) disclosed any secret or confidential Company Intellectual Property (except by way of issuance of a patent or license), or permitted to lapse or go abandoned any Company Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Company or any of its Subsidiaries has any right, title, interest or license, except as would not have a Company Material Adverse Effect;

         (xxii) made any express or deemed election or settled or compromised any liability with respect to Taxes of the Company or any of its Subsidiaries;

         (xxiii) suffered any casualty loss or damage with respect to any of the assets which in the aggregate have a replacement cost of more than $20,000, and which is not covered by insurance;

         (xxiv) suffered any Company Material Adverse Effect; or

         (xxv) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 4.08, or granted any options to purchase, rights of first refusal, rights of first offer or other similar rights or commitments with respect to any of the actions specified in this Section 4.08, except as expressly contemplated by this Agreement.

     SECTION 4.09 ACCOUNTS RECEIVABLE; INVENTORIES.

         (a) Except as set forth in Section 4.09(a) of the Company Disclosure Schedule, (i) each account receivable of the Company and each of its Subsidiaries as of December 31, 1999 (collectively, the "ACCOUNTS RECEIVABLE") represents a sale actually made in the ordinary course of business and which arose pursuant to an enforceable contract for a bona fide sale of goods or for services performed, and the Company and each of its Subsidiaries has performed all of its obligations to produce the goods or perform the services to which such Accounts Receivable relates, (ii) as of the date hereof, no Account Receivable is subject to any claim for reduction, counterclaim, set-off, recoupment or other claim for credit, allowances or adjustments by the obligor thereof other than claims of $25,000 or less and (iii) the amount shown in the Interim Report as an allowance for doubtful accounts was as of the date of the Interim Report and remains as of the date hereof a reasonable estimate of bad debts which may be sustained on the accounts receivable identified therein.
Section 4.09(a) of the Company Disclosure Schedule sets forth an aged list of Accounts Receivable as of December 31, 1999 showing separately those Accounts Receivable that as of such date had been outstanding (i) 29 days or less, (ii) 30 to 59 days, (iii) 60 to 89 days, (iv) 90 to 119 days and (v) more than 119 days.

         (b) Neither the Company nor any of its Subsidiaries has any Inventory, except for packaging and supplies.

     SECTION 4.10 CUSTOMERS; SUPPLIERS.

         (a) Listed in Section 4.10(a) of the Company Disclosure Schedule are the names and addresses of all the customers of the Company and each of its Subsidiaries that ordered goods or merchandise, or purchased services, or licensed rights from the Company or any of its Subsidiaries with an aggregate value of $20,000 or more during the twelve-month period ended December 31, 1999, and the amount for which each such customer was invoiced during such period. Except as disclosed in Section 4.10 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any written or, to the Company's knowledge, non-written notice to the effect that, nor, to the Company's knowledge, has any customer of the Company or any of its Subsidiaries that provided the Company or any of its Subsidiaries with revenue during the year ended December 31, 1999, ceased or is likely to cease, use of the products, equipment, goods or services of the Company.

         (b) Listed in Section 4.10(b) of the Company Disclosure Schedule are the names and addresses of all the suppliers from which the Company and each of its Subsidiaries ordered raw materials, supplies, merchandise and other goods for the Company and each of its Subsidiaries with an aggregate purchase price of $20,000 or more during the twelve-month period ended December 31, 1999 and the amount for which each such supplier invoiced the Company or any of its Subsidiaries during such period. Except as disclosed in Section 4.10 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any written or, to the Company's knowledge, non-written notice to the effect that, nor, to the Company's knowledge, is it likely that, any such supplier will not sell raw materials, supplies, merchandise and other goods or services to the Company or any of its Subsidiaries at any time after the Closing Date on terms and conditions substantially similar to those used in its current sales to the Company and each of its Subsidiaries.

     SECTION 4.11 SALES AND PURCHASE ORDER BACKLOG.

         (a) As of December 31, 1999, open sales orders accepted by the Company and each of its Subsidiaries totaled approximately $25,000, and as of the date immediately preceding the date hereof, open sales orders accepted by the Company and each of its Subsidiaries totaled $33,750. Section 4.11(a) of the Company Disclosure Schedule lists all sales orders exceeding $1,000 per order, which have been accepted by the Company and each of its Subsidiaries, and which were open as of December 31, 1999.

         (b) As of December 31, 1999, purchase orders issued by the Company and each of its Subsidiaries totaled approximately $46,496, and as of the date immediately preceding the date hereof, open purchase orders issued by the Company and each of its Subsidiaries totaled approximately $3,837. Section 4.11(b) of the Company Disclosure Schedule lists all purchaser orders exceeding $1,000 per order, which have been issued by the Company or any of its Subsidiaries and which were open as of December 31, 1999.

     SECTION 4.12 PRODUCT AND SERVICE WARRANTIES. Set forth on Section 4.12 of the Company Disclosure Schedule are the standard written forms of product and service warranties and guarantees utilized by the Company or any of its Subsidiaries as of the date of this Agreement. Except as set forth on Section
4.12 of the Company Disclosure Schedule, during a period of three (3) years prior to the Closing Date, neither the Company nor any of its Subsidiaries nor any of their employees or officers has made any other written material warranties with regard to products and/or services supplied by the Company or any of its Subsidiaries.

     SECTION 4.13 EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

         (a) Section 4.13(a) of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, stock appreciation rights, restricted stock, phantom stock, incentive, deferred compensation, supplemental retirement, severance or other benefit plans, programs or arrangements, employee relocation programs, cafeteria benefit (Code Section 125) and dependent care (Code Section
129) plan, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or any of its Subsidiaries or other trade or business (whether or not incorporated) treated as a single employer with the Company (an "ERISA AFFILIATE") pursuant to Code Section 414(b), (c), (m) or (o) is a party, or with respect to which the Company or any ERISA Affiliate has any obligation, or which are maintained, contributed to or sponsored by the Company or any ERISA Affiliate for the benefit of any current or former employee, officer or director of the Company or any ERISA Affiliate (collectively, the "COMPANY BENEFIT PLANS"). With respect to each Company Benefit Plan, the Company has delivered or made available to Acquiror a true, complete and correct copy of (i) such Company Benefit Plan and the most recent summary plan description related to such Company Benefit Plan, if a summary plan description is required therefor, (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the annual reports (Form 5500), if any, for such Company Benefit Plan filed with the IRS for the last three (3) plan years, (iv) the most recent actuarial report or financial statement, if any, relating to such Company Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to such Company Benefit Plan, if it is qualified under Section 401(a) of the Code. Except as disclosed on Section 4.13(a) of the Company Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company or any ERISA Affiliate is a party, with respect to which the Company or any ERISA Affiliate has any obligation or which are maintained, contributed to or sponsored by the Company or any ERISA Affiliate for the benefit of any current or former employee, officer or director of the Company or any ERISA Affiliate. Neither the Company nor any ERISA Affiliate has any express or implied legally enforceable commitment, (i) to create and incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement other than a Company Benefit Plan, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual other than pursuant to a Company Benefit Plan, or (iii) to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code. Unless Acquiror consents otherwise in writing, Company shall take all action necessary to terminate, or cause to terminate, before the Closing Date, any Company Benefit Plan that is a 401(k) plan.

         (b) The Company does not now sponsor, participate in or contribute to,
(i) any pension plan which is subject to Title IV of ERISA or Section 412 of the Code, or (ii) any voluntary employees' beneficiary association intended to be exempt from federal income taxation under Section 501(c)(9) of the Code; and at no time has the Company contributed to or been requested to contribute to any multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA). None of the Company Benefit Plans provides for or promises retiree medical, retiree disability or retiree life insurance benefits to any current or former employee, officer or director of the Company or any ERISA Affiliate, except as may be required by COBRA or other applicable law. The Company's Money Purchase Pension Plan has been terminated and all assets have been distributed to participants within a reasonable time period following receipt of a favorable determination from the IRS regarding such Pension Plan termination.

         (c) Each Company Benefit Plan has been administered in all material respects in accordance with its terms, and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. Except as set forth in Section 4.13(e) of the Company Disclosure Schedule with respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any ERISA Affiliate could be subject to any material liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law.

         (d) The Company on behalf of itself and all of the ERISA Affiliates hereby represents that, other than as disclosed in Section 4.13(d) of the Company Disclosure Schedule: (i) each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS as to its qualified status under the Code, and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under
Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and to the Company's knowledge no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; (ii) to the Company's knowledge there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code), and not otherwise exempt under Section 408 of ERISA or Section 4975 of the Code, with respect to any Company Benefit Plan; (iv) neither the Company nor any ERISA Affiliate has incurred any liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under
Section 502 of ERISA, and to the Company's knowledge no fact or event exists which could give rise to any such liability; (iv) no complete or partial termination has occurred within the five years preceding the date hereof with respect to any Company Benefit Plan; (v) all contributions, premiums or payments required to be made with respect to any Company Benefit Plan have been or will be made on or before their due dates; (vi) all such contributions have been or will be fully deducted for income tax purposes, and no such deduction has been challenged in writing or disallowed by any government entity and to the Company's knowledge no fact or event exists which could give rise to any such challenge or disallowance; (vii) as of the Closing Date, no Company Benefit Plan which is subject to Title IV of ERISA will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA); and (xii) each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability to Acquiror (other than ordinary administrative expenses typically incurred in a termination event). With respect to each Company Benefit Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section

3(1) of ERISA, the Company on behalf of itself and all of the ERISA Affiliates hereby represents that all requisite governmental reports (which were true and correct in all material respects as of the date filed) have been prepared in good faith and timely filed and all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Benefit Plan have been properly and timely filed and distributed or posted, except as would not have in the aggregate a Company Material Adverse Effect. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

         (e) Except as set forth in Section 4.13(e) of the Company Disclosure Schedule, to the Company's knowledge, the Company and each of its Subsidiaries is in compliance with the requirements of (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including the proposed regulations) thereunder, and (iii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, except to the extent that such non-compliance would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

         (f) The Company is in compliance with the requirements of the Worker Adjustment and Retraining Notification Act ("WARN") and has no liabilities pursuant to WARN.

         (g) Neither the Company nor any of its Subsidiaries is a party to and has never been a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of its Subsidiaries and no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage could not reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, to the knowledge of the Company, none of the Company or any of its Subsidiaries or any of any of their representatives or employees has committed any unfair labor practice in connection with the operation of the business of the Company or any of its Subsidiaries, and there is no charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing, except where such unfair labor practice, charge or complaint could not reasonably be expected to have a Company Material Adverse Effect.

         (h) The Company has delivered to Acquiror true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of the Company and each of its Subsidiaries providing for annual compensation in excess of $100,000, (ii) all written severance programs and policies of the Company and each of its Subsidiaries with or relating to their respective employees or consultants, (iii) all plans, programs, agreements and other arrangements of the Company and each of its Subsidiaries with or relating to their respective employees or consultants which contain "change of control" provisions, (iv) all commission, bonus or incentive compensation plans, programs, agreements and other arrangements, and (v) all vacation and sick leave programs and policies of the Company and each of its Subsidiaries. No payment or benefit which will be made by the Company and each of its Subsidiaries under any Company Benefit Plan or other arrangement will constitute an excess parachute payment under Code Section 280(G)(1). Except as set forth in the Section 4.13(h) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of the Company or any of its Subsidiaries to severance benefits or any other payment, except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

         (i) There has been no amendment to, written interpretation or announcement (whether or not written) by Company or any ERISA Affiliate relating to, or change in participation or coverage under, any Company Benefit Plan which would materially increase the expense of maintaining such Company Benefit Plan above the level of expense incurred with respect to that Company Benefit Plan for the most recent fiscal year included in the Company Reports.

     SECTION 4.14 EMPLOYEE MATTERS.

         (a) The Company and its Subsidiaries has approximately 73 full-time equivalent employees and the Company and each of its Subsidiaries generally enjoys good employer-employee relations. Neither the Company nor any of its Subsidiaries is delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees. Neither the Company, Acquiror or the Surviving Corporation will by reason of the Reorganization or anything done prior to the Closing Date be liable to any of employees of the Company or any of its Subsidiaries for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with the Company's normal policies and as is provided in Section 4.13(h) of the Company Disclosure Schedule). True and complete information as to all current directors, officers, employees or consultants of the Company and each of its Subsidiaries, including, in each case, name, current job title, base salary, bonus potential, commissions and termination obligations has been previously furnished to Acquiror.

         (b) Section 4.14 of the Company Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 1998 and 1999, the date of employment and a description of position and job function of each current salaried employee, officer, director or consultant of the Company whose annual compensation as reported on IRS Form W-2 exceeded $50,000 in 1999. Neither the Company nor any of its Subsidiaries has granted any increase, or announced any increase, in the wages, compensation, pension or other benefits payable by the Company or any of its Subsidiaries to any of its employees (including, without limitation, any increase or change pursuant to the Company Benefit Plan) not reflected in
Section 4.14 of the Company Disclosure Schedule. The revenue sharing plan of the Company and each of its Subsidiaries has been terminated and neither the Company nor any of its Subsidiaries has nor will any of them have any obligations thereunder at any time after the Closing Date.

         (c) Except as disclosed in Section 4.14 of the Company Disclosure Schedule, all officers, employees and consultants of the Company and each of its Subsidiaries have executed and delivered proprietary rights and confidentiality agreements in substantially the form attached hereto on Section 4.14(c) of the Company Disclosure Schedule and, in each case when such officer, employee or consultant signed a proprietary rights and confidentiality agreement after commencing providing services to the Company or any of its Subsidiaries, such Persons have executed and delivered an appropriate instrument of assignment in favor of the Company as assignee that conveyed to the Company effective and exclusive ownership of all tangible or intangible property thereby existing.

         (d) The Company and each of its Subsidiaries is in compliance in all material respects with all currently applicable laws and regulations respecting employment including without limitation, discrimination in employment, terms and conditions of employment, wages, hours, withholding and payment of payroll related taxes and governmental program contributions, and occupational safety and health and employment practices. The Company and each of its Subsidiaries is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending asserted claims against the Company or any of its Subsidiaries under any workers compensation plan or policy or for long term disability. There are no controversies pending or, to the knowledge the Company, threatened, between the Company or any of its Subsidiaries, on the one hand, and any of their respective employees, former employees or job applicants, on the other hand, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic. To the Company's knowledge, no employees of the Company or any of its Subsidiaries are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conduced or presently proposed to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others. No key employees or officers of the Company or any of its Subsidiaries have given notice to the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries otherwise aware, that any such key employee or officer intends to terminate his or her employment with the Company or any of its Subsidiaries.

     SECTION 4.15 MATERIAL CONTRACTS.

         (a) Set forth in Section 4.15(a) of the Company Disclosure Schedule is a list of all of the Material Contracts.

         (b) Except as disclosed in Section 4.15 of the Company Disclosure Schedule, each Material Contract: (i) is legal, valid and binding on the respective parties thereto and is in full force and effect, (ii) is freely and fully assignable to Acquiror without penalty or other adverse consequences, and
(iii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Section 4.15(b) of the Company Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Neither the Company nor any of its Subsidiaries is in breach of, or default under, any Material Contract.

         (c) Except as disclosed in Section 4.15(c) of the Company Disclosure Schedule, to the Company's knowledge, no other party to any Material Contract is in breach thereof or default thereunder.

     SECTION 4.16 GUARANTIES. Except as set forth in Section 4.16 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any guaranty, and no Person is a party to any guaranty for the benefit of the Company or any of its Subsidiaries.

     SECTION 4.17 LITIGATION. Except as disclosed in Section 4.17 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their properties of any of their officers and directors (in their capacity as such). Except as disclosed in
Section 4.17 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries nor any of their officers and directors (in their capacity as such) is subject to any outstanding order, writ, injunction or decree.

     SECTION 4.18 ENVIRONMENTAL MATTERS. Except as disclosed in Section 4.18 of the Company Disclosure Schedule (i) the Company and each of its Subsidiaries is in compliance with all Environmental Laws applicable to the Company's and the Subsidiaries' business; (ii) all past noncompliance of the Company and each of its Subsidiaries with respect to Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither the Company nor any of its Subsidiaries has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by the Company or any of its Subsidiaries, in violation of any Environmental Law applicable to the Company's or any of its Subsidiaries' business.

     SECTION 4.19 INTELLECTUAL PROPERTY.

         (a) COMPANY INTELLECTUAL PROPERTY. All patents, trademarks, trade names, service marks, trade dress, Internet domain names, copyrights and any renewal rights therefor, technology, supplier lists, trade secrets, proprietary know-how, computer software programs or applications in both source and object code form, technical documentation of such software programs ("TECHNICAL DOCUMENTATION"), registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used in (including, without limitation, in the development of) the Company's or any of its Subsidiaries' business and/or in any product, technology or process (i) currently being or formerly manufactured, published or marketed by the Company or any of its Subsidiaries, or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by the Company or any of its Subsidiaries are hereinafter referred to as the "COMPANY INTELLECTUAL PROPERTY."

         (b) APPLICATIONS AND REGISTRATIONS. Section 4.19(b) of the Company Disclosure Schedule contains a true and complete list of all of the Company's and each of its Subsidiaries' patents, patent applications, trademark registrations, trademark applications, trade names, service mark registrations, service mark applications, Internet domain names, Internet domain name applications, copyrights and copyright registrations and applications and other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by the Company or any of its Subsidiaries to protect its interests in the Company Intellectual Property.

         (c) RIGHTS TO COMPANY INTELLECTUAL PROPERTY. The Company Intellectual Property consists solely of items and rights which are: (i) owned by the Company or any of its Subsidiaries; (ii) in the public domain; or (iii) rightfully used by the Company and any of their successors pursuant to a valid license. The Company and each of its Subsidiaries has all rights in the Company Intellectual Property necessary to carry out the Company's and each of its Subsidiaries' current and currently contemplated activities.

         (d) THIRD PARTY CLAIMS. Reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Intellectual Property, product, work, technology or process as now used or offered by the Company does not infringe on any copyright, trade secret, trademark, service mark, trade name, trade dress, firm name, Internet domain name, logo, trade dress or mask work of any Person or the patent of any Person. No claims (i) challenging the validity, effectiveness or ownership by the Company or any of its Subsidiaries of any of the Company Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by the Company or any of its Subsidiaries infringes or will infringe on any intellectual property or other proprietary right of any Person have been asserted or, to the knowledge of Company, are threatened by any Person, nor are there, to the Company's knowledge, any valid grounds for any bona fide claim of any such kind. All registered, granted or issued patents, trademarks, Internet domain names and copyrights held by the Company or any of its Subsidiaries are enforceable and subsisting. There is no unauthorized use, infringement or misappropriation of any of the

Company Intellectual Property by any third party, employee or former employee. Neither the Company nor any of its Subsidiaries has entered into any agreement to indemnify any other Person against a charge of infringement of any Company Intellectual Property, other than indemnification provisions contained in purchase orders or in license agreements arising in the ordinary course of business.

         (e) ROYALTIES. Except as set forth in Section 4.19(e) of the Company Disclosure Schedule, there are no royalties, fees, honoraria or other payments payable by the Company or any of its Subsidiaries to any person or entity by reason of the ownership, development, use, license, sale or disposition of the Company Intellectual Property, other than salaries and sales commissions paid to employees and sales agents in the ordinary course of business.

         (f) THIRD PARTY AGREEMENTS. Neither the Company nor any of its Subsidiaries is, nor as a result of the execution or delivery of this Agreement, or performance of the Company's obligations hereunder, will the Company or any of its Subsidiaries be, in violation of any license, sublicense, agreement or instrument to which the Company or any of its Subsidiaries is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of Company's obligations hereunder, cause the impairment, termination or forfeiture of any Company Intellectual Property except as would not result in a Company Material Adverse Effect. Section 4.19(f) of the Company Disclosure Schedule sets forth a list of all license agreements to which the Company or any of its Subsidiaries is a party and (i) pursuant to which any Person is authorized to use any Company Intellectual Property, or (ii) pursuant to which the Company or any of its Subsidiaries is authorized to use any intellectual property of any third party.

         (g) COMPANY SOFTWARE PROGRAMS. Section 4.19(g) of the Company Disclosure Schedule contains a true and complete list of all of the Company's and each of its Subsidiaries' proprietary software programs (the "SOFTWARE PROGRAMS"). The Company and each of its Subsidiaries owns full and unencumbered right and good, valid and marketable title to such Software Programs free and clear of all Encumbrances.

         (h) PROTECTION. The source code and system documentation relating to the Software Programs (i) have at all times been maintained in strict confidence, (ii) except as set forth in Section 4.19(h) of the Company Disclosure Schedule, have been disclosed by the Company or any of its Subsidiaries only to employees who have a "need to know" the contents thereof in connection with the performance of their duties to the Company and who have executed the proprietary rights and confidentiality agreements referred to in
Section 4.14(b), and (iii) have not been disclosed to any third party except pursuant to any license referred to in Section 4.19(f).

         (i) THIRD-PARTY SOFTWARE. Section 4.19(i) of the Company Disclosure Schedule contains a complete list of (i) material software libraries, compilers and other third-party software used in the development of the Software Programs and (ii) material software systems and applications used by the Company or any of its Subsidiaries in the operation of its business. Section 4.19(i) of the Company Disclosure Schedule lists all license agreements for the use of all such software and, if any such software is not licensed, the basis of the use of such software by the Company or any of its Subsidiaries. All use of each of such software product by the Company or any of its Subsidiaries is in material compliance with the respective license agreement or other right of use listed on Section 4.19(i) of the Company Disclosure Schedule.

         (j) CONTRACT PERFORMANCE. The Company and each of its Subsidiaries has observed all material provisions of, and performed all of its material obligations under, the license agreements to which it is a party. Neither the Company nor any of its Subsidiaries has taken any action that could cause, or failed to take any action, the failure of which could cause, (i) any source code, trade secret or other Company Intellectual Property to be released from an escrow or otherwise made available to any person or entity other than those persons described in Section 4.14(b), dedicated to the public or otherwise placed in the public domain or (ii) any other material adverse affect to the protection of the Software Programs under trade secret, copyright, patent or other intellectual property laws.

         (k) YEAR 2000 COMPLIANT. The hardware and software included in the Company Intellectual Property does not perform internal processing of dates, but rather, relies upon the date processing from its platform, FileMaker, and, to the Company's knowledge, where the date data comprises an unambiguous reference to the century, the present version of FileMaker (i) has been designed to ensure Year 2000 compatibility, which includes, but is not limited to, date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) has not and shall not fail to operate in accordance with its specification as a result of the year becoming 2000 AD; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data, which represents or references different centuries or more than one century ("YEAR 2000 COMPLIANT"). Prior versions of FileMaker, some of which are still in service in connection with Company Intellectual Property, are not Year 2000 Compliant. To the knowledge of the Company, there have been no adverse consequences to the customers of the Company or any of its Subsidiaries as a result of prior versions of FileMaker not being Year 2000 Compliant. The hardware and software included in the Company Intellectual Property does not validate date data imported from other computers, and will accept date data that does not contain unambiguous reference with respect to the 20th and 21st centuries. All of the hardware and software components utilized by the Company and each of its Subsidiaries are Year 2000 Compliant.

         SECTION 4.20 TAXES. The Company hereby represents that, other than as disclosed in Section 4.20 of the Company Disclosure Schedule: (a) the Company and each of its Subsidiaries has filed all United States Federal income tax and all other material Tax Returns required to be filed by it, and the Company and each of its Subsidiaries has paid and discharged all Taxes with respect to periods and portions of periods through the Reference Balance Sheet Date, except for unpaid Taxes reflected on the Reference Balance Sheet and any unpaid Taxes not yet due and payable; (b) neither the IRS nor any other taxing authority or agency is now asserting or, to the knowledge of the Company, threatening to assert against the Company or any of its Subsidiaries any deficiency or claim for additional Taxes and, to the Company's knowledge, there are no requests from any taxing authorities for information currently outstanding that could affect the Taxes of the Company or any of its Subsidiaries; (c) neither the Company nor any of its

Subsidiaries is currently being audited by any taxing authority; (d) there are no tax liens on any assets of the Company or any of its Subsidiaries other than for Taxes not yet due and payable; (e) neither the Company nor any of its Subsidiaries has granted any currently effective waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax, and no such request for any such waiver or extension is pending; (f) neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that may result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code; and (g) other than in the ordinary course of business, no material Tax liability will accrue to the Company or any of its Subsidiaries after the Reference Balance Sheet Date through the Closing Date. The Company has made available to Acquiror or its legal counsel and accountants for inspection copies of all material Tax Returns of the Company and each of its Subsidiaries for all periods since the dates of the Company's and each of the Subsidiaries' incorporation. The Company and each of the Subsidiaries will provide to Acquiror copies of any Tax Returns filed after the date hereof by the Company and any of its Subsidiaries at least five days prior to filing and any reports or written assertions received after the date hereof from any taxing authority relating to Taxes of the Company or any of its Subsidiaries within five days of their first being received by the Company or any of its Subsidiaries. The Company and each of its Subsidiaries has complied in all material respects with all applicable laws, rules and regulations relating to the withholding of Taxes and has timely collected or withheld and paid over (and up to the Closing Date will have timely collected or withheld and paid over) to the proper Governmental Entities or other taxing authorities all amounts required to be so collected or withheld and paid over for all periods up to the Closing Date under all applicable Tax laws. There are no Tax rulings, requests for rulings or closing agreements relating to the Company or any of its Subsidiaries that could affect any of its liabilities for Taxes for any period after the Closing Date. Neither the Company nor any of its Subsidiaries has any contractual obligation, or obligation as a successor in interest or transferee, to indemnify any other Person with respect to Taxes, or any obligation to make distributions in respect of Taxes. No written claim has ever been received from a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by such jurisdiction. No power of attorney has been granted by the Company or any of its Subsidiaries with respect to any matter relating to Taxes, which power of attorney is currently in force. Neither the Company nor any of its Subsidiaries has filed a consent under
Section 341(f) of the Code or any comparable provision of state law.

     SECTION 4.21 PROPERTIES AND ASSETS.

         (a) The Company and each of its Subsidiaries has good and marketable title to the properties and assets reflected on the Reference Balance Sheet of the Company other than nonmaterial properties and assets disposed of in the ordinary course of business consistent with past practice since the date of the Reference Balance Sheet, and all such properties and assets are free and clear of any Encumbrances, except (i) as set forth in Section 4.21(a) of the Company Disclosure Schedule and (ii) Permitted Encumbrances. Such properties and assets are sufficient for the conduct of the Company's and each of its Subsidiaries' business substantially in the same manner as it has been conducted prior to the date hereof.

         (b) Neither the Company nor any of its Subsidiaries owns any real properties. Section 4.21(b) of the Company Disclosure Schedule sets forth a complete and accurate list of the real properties leased by the Company and each of its Subsidiaries (the "LEASED PROPERTIES"). The Company and each of its Subsidiaries has good and marketable leasehold title to the Leased Properties set forth in Section 4.21(b) of the Company Disclosure Schedule, and the Leased Premises are free and clear of all claims, tenants and occupants except for Permitted Encumbrances. Complete and accurate copies of all leases or other agreements relating to the Leased Properties have been delivered to Acquiror and there have been no material changes or amendments to such leases or agreements since such delivery. Except as provided in the leases for the Leased Properties, the Company and each of its Subsidiaries is the lawful owner of all improvements and fixtures located at the Leased Properties, free and clear except for Permitted Encumbrances. Each lease or other agreement relating to the Leased Properties is a valid and subsisting agreement, without any material default of the Company or any of its Subsidiaries thereunder and to the Company's knowledge, without any material default thereunder of the other party thereto, and such leases and agreements give the Company and each of the Subsidiaries the right to use or occupy, as the case may be, all real properties as are sufficient and adequate to operate its business as it is currently being conducted. Except as set forth in Section 4.21(b) of the Company Disclosure Schedule, the possession of such property by the Company and each of the Subsidiaries has not been disturbed nor has any claim relating to the Company's or any of Subsidiaries' title to or possession of such property been asserted against the Company or any of its Subsidiaries that would have a Company Material Adverse Effect.

         SECTION 4.22 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Reorganization based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

         SECTION 4.23 CERTAIN BUSINESS PRACTICES. Neither of the Company, any of its Subsidiaries, nor, to the Company's knowledge, any directors, officers, agents or employees of the Company or any of its Subsidiaries (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

         SECTION 4.24 INTERESTED PARTY TRANSACTIONS. Except as set forth in
Section 4.24(a) of the Company Disclosure Schedule, since December 31, 1999 no executive officer, director or shareholder of the Company or any of its Subsidiaries has engaged in any business dealings with the Company or any of its Subsidiaries (other than any such business dealings that would not be required to be disclosed in a proxy statement satisfying the requirements of Regulation 14A promulgated under the Exchange Act filed on the date hereof). Except for normal compensation received as employees or directors, to the Company's knowledge, no officer, director or shareholder of the Company or any of its Subsidiaries, and no entity known by the Company or any of its Subsidiaries to be controlled by any officer, director or shareholder of the Company or any of its Subsidiaries:

         (a) is directly or indirectly engaged in business as a competitor, lessor, lessee, customer or supplier of the Company or any of its Subsidiaries; owns directly or indirectly any interest (excepting no more than five percent stockholdings for investment purposes in securities of publicly held companies) in any Person that is directly or indirectly materially engaged in business as a competitor, lessor, lessee, franchisee, customer or supplier of the Company or any of its Subsidiaries; or is an officer, director, employee or consultant of any such person;

         (b) owns directly or indirectly, in whole or in part, any material tangible or intangible property that the Company or any of its Subsidiaries uses;

         (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company or any of its Subsidiaries, except for claims in the ordinary course of business, such as for accrued vacation pay, and similar matters in agreements existing on the date hereof; or

         (d) has made any payment or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any Person of which any officer or director of the Company or any of its Subsidiaries is a partner or shareholder (excepting no more than five percent stockholdings for investment purposes in securities of publicly held companies).

     SECTION 4.25 VOTE REQUIRED; CONSENTS.

         (a) The affirmative votes or consents of the holders of a majority of the Company Common Stock and of a majority of Company Preferred Stock are the only votes of the holders of any of the Company Capital Stock necessary to approve this Agreement and the Reorganization and the transactions contemplated hereby.

         (b) Holders of all of the outstanding Company Common Stock and of all of the outstanding Company Preferred Stock have executed and delivered to Acquiror a Shareholder Agreement substantially in the form of Exhibit C (the "SHAREHOLDER AGREEMENT") and an Irrevocable Proxy substantially in the form of Exhibit A attached thereto (the "IRREVOCABLE PROXY").

         (c) Any contract, agreement or other arrangement, including those entered into in connection with this Agreement, the Reorganization and the transactions contemplated hereby, which may result in the payment of any amount or the provision of any benefit that would not otherwise be deductible by reason of Section 280G of the Code, shall have been approved by the holders of such percentage of the Company's outstanding voting securities as is required by the terms of Section 280G(b)(5)(B) of the Code to avoid the treatment of such payment or benefit as a parachute payment under the federal tax laws, and such stockholder approval shall be obtained in a manner which satisfies all applicable requirements of Section 280G(b)(5)(B) and the proposed Treasury Regulations hereunder, including, without limitation, Q-7 of Section 1.280G-1 of such proposed regulations.

     SECTION 4.26 BOARD APPROVAL. The Board of Directors of the Company has (i) unanimously approved this Agreement and the Reorganization and all transactions contemplated hereby, (ii) determined that the Reorganization is in the best interests of the shareholders of the Company and is on the terms that are fair to such shareholders and (iii) recommended that the shareholders of the Company approve this Agreement and consummate the Reorganization.

     SECTION 4.27 BUSINESS ACTIVITY RESTRICTIONS. Except as set forth in Section
4.27 of the Company Disclosure Schedule, there is no agreement (noncompetition or otherwise), commitment, judgment, injunction, order or decree to which the Company or any of its Subsidiaries or, to the Company's knowledge, any officer, employee or consultant of the Company or any of its Subsidiaries is a party or that otherwise is binding upon the Company or any of its Subsidiaries or such officer, employee or consultant that has or reasonably would be expected to have the effect of prohibiting or impairing in any material manner any present business practice of the Company or any of its Subsidiaries, any acquisition of property (tangible or intangible) by the Company or any of its Subsidiaries, or the conduct of business by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into any agreement under which the Company or any of its Subsidiaries is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

     SECTION 4.28 TAX TREATMENT. To the knowledge of the Company, the Reorganization will qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Code

     SECTION 4.29 ACQUISITION CONSIDERATION. (a) Section (b) of Exhibit B hereto accurately sets forth the aggregate Acquisition Consideration that could be issued in connection with Acquiror's acquisition of substantially all of the assets of the Company as calculated in accordance with the formula set forth in Section (a) of Exhibit B hereof, and (b) Schedule 3 hereof sets forth the (i) Acquisition Consideration to be received by each Shareholder of Company in the distribution of Acquiror Common Stock by the Company in complete liquidation of the Company that constitutes a part of the Reorganization, (ii) the number of shares of Acquiror Common Stock being assigned to the Escrow Agent to be maintained in the Escrow Fund pursuant to Articles VII and VIII hereof and the Escrow Agreement on behalf of each Company shareholder, and (iii) the number of shares of Acquiror Common Stock to which holders of Employee and Director Options shall be entitled, assuming their options are fully vested and exercised.

     SECTION 4.30 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company herein or in any Schedule hereto, including the Company Disclosure Schedule, or certificate furnished by the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

     Except as specifically disclosed with respect to the sections of this
Article V in the Acquiror Disclosure Schedule, Acquiror hereby represents and warrants to the Company that:

     SECTION 5.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Acquiror has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals are not reasonably expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect. Acquiror is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that is not reasonably expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

     SECTION 5.02 AUTHORITY RELATIVE TO THIS AGREEMENT. Acquiror has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect and the exercise by courts of equity powers).

     SECTION 5.03 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) The execution and delivery of this Agreement by Acquiror and do not, and the performance by Acquiror of its obligations hereunder and the consummation of the Reorganization will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Acquiror, or (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.03(b) have been obtained and all filings and notifications described in Section 5.03(b) have been made, conflict with or violate any Law applicable to Acquiror or by which any property or asset of Acquiror is bound or affected.

         (b) The execution and delivery of this Agreement by Acquiror do not, and the performance by Acquiror of its respective obligations hereunder and the consummation of the Reorganization will not, require any consent, approval, authorization or permit of, or filing by Acquiror with or notification by Acquiror to, any Governmental Entity, except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected, individually or in the aggregate, to prevent or materially delay the performance by Acquiror of its obligations pursuant to this Agreement or the consummation of the Reorganization.

     SECTION 5.04 CAPITALIZATION. The authorized capital stock of Acquiror consists of 20,000,000 shares of Acquiror Common Stock and 10,000,000 shares of preferred stock, $0.001 par value ("ACQUIROR PREFERRED STOCK"). As of December 31, 1999 (i) 13,674,533 shares of Acquiror Common Stock are issued and 13,647,208 shares of Acquiror Common Stock are outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 27,325 shares of Acquiror Common Stock are held in the treasury of Acquiror, (iii) no shares of Acquiror Common Stock are held by the Subsidiaries of Acquiror, (iv) 2,384,377 shares of Acquiror Common Stock are reserved for future issuance pursuant to outstanding options and warrants to purchase Acquiror Common Stock ("ACQUIROR STOCK Option"), of which 971,860 and 1,412,517 shares of Acquiror Common Stock are reserved for future issuance pursuant to unvested, outstanding, unexercised and vested, outstanding, unexercised Acquiror Stock Options, respectively, (v) no shares of Acquiror Preferred Stock are issued and outstanding and (vi) 225,000 shares of Acquiror Common Stock are reserved for issuance pursuant to the Acquiror Employee Stock Purchase Plan, of which 144,569 shares have been issued. The shares of Acquiror Common Stock to be issued pursuant to the Reorganization will be duly authorized, validly issued, fully paid, and non-assessable.

     SECTION 5.05 SEC FILINGS; FINANCIAL STATEMENTS. Acquiror has made available to the Company each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Acquiror since March 24, 1999 (collectively, the "ACQUIROR SEC DOCUMENTS"). In addition, Acquiror has made available to the Company all exhibits to the Acquiror SEC Documents filed prior to the date hereof, and will promptly make available to the Company all exhibits to any additional Acquiror SEC Documents filed prior to the Closing Date. As of their respective filing dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document. The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "ACQUIROR FINANCIAL STATEMENTS") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with U.S. GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

     SECTION 5.06 ABSENCE OF UNDISCLOSED LIABILITIES. Acquiror has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the balance sheet included in Acquiror's Quarterly Report on Form 10-Q for the period ended September 30, 1999 (the "ACQUIROR BALANCE SHEET"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Acquiror Balance Sheet under generally accepted accounting principles, and
(iii) those incurred in the ordinary course of business consistent with past practice since the Acquiror Balance Sheet Date that have not had and could not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

     SECTION 5.07 BROKERS. Except for Donaldson, Lufkin & Jenrette, all fees and expenses of which shall be borne by Acquiror; no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Reorganization based upon arrangements made by or on behalf of Acquiror.

     SECTION 5.08 TAX TREATMENT. To the knowledge of Acquiror the Reorganization will qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Code.

     SECTION 5.09 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Acquiror herein or in any Schedule hereto, including the Acquiror Disclosure Schedule, or certificate furnished by Acquiror pursuant to this Agreement, or the Acquiror SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE VI
                     CONDUCT PRIOR TO CLOSING AND COVENANTS

     SECTION 6.01 CONDUCT OF BUSINESS BY THE COMPANY.

         (a) The Company agrees that, between the date of this Agreement and the Closing Date, except as expressly contemplated by any provision of this Agreement, unless Acquiror shall otherwise agree in writing, (x) the respective businesses of the Company and each of its Subsidiaries be conducted only in, and the Company and each of its Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) the Company and each of its Subsidiaries shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of the Company and each of its Subsidiaries and to preserve the current relationships of the Company and each of its Subsidiaries with such of the corporate partners, customers, suppliers and other persons with which the Company and each of its Subsidiaries has significant business relations in order to preserve substantially intact its business organization.

         (b) Except as described in Section 6.01(b) of the Company Disclosure Schedule, the Company covenants and agrees that, prior to the Closing, without the prior written consent of Acquiror, neither the Company nor any of its Subsidiaries will do any of the things enumerated in Section 4.08(i)-(xxiii).

     SECTION 6.02 NOTICES OF CERTAIN EVENTS. Upon becoming aware of the same, the Company agrees to give prompt notice to Acquiror of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Reorganization; (ii) any notice or other communication from any Governmental Entity in connection with the Reorganization; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company that relate to the consummation of the Reorganization; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Material Contract; and (v) any change that could reasonably be expected to have a Company Material Adverse Effect or to delay or impede the ability of the Company to perform its obligations pursuant to this Agreement and to effect the consummation of the Reorganization.

     SECTION 6.03 ACCESS TO INFORMATION; CONFIDENTIALITY.

         (a) From the date of this Agreement to the Closing Date, the Company shall (i) provide to Acquiror (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to its officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

         (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Section 6.03.

     SECTION 6.04 NO SOLICITATION OF TRANSACTIONS. The Company shall not directly or indirectly, and shall instruct its officers, directors, employees, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or may reasonably be expected to lead to, a transaction involving a change of control of the Company, the sale of the Company's assets, a merger consolidation or reorganization of or with the Company or any other party, the sale of the Company's stock or other similar transaction (collectively, "OTHER TRANSACTION"), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain an Other Transaction, or agree to or endorse any Other Transaction, or authorize or permit any of the officers, directors or employees of the Company or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company to take any such action. The Company shall notify Acquiror promptly, and in no event later than one day after receipt, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding an Other Transaction is made. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to an Other Transaction. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. The Company shall ensure that its officers, directors, employees, agents and advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it) are aware of the restrictions described in this Section 6.04.

     SECTION 6.05 FURTHER ACTION; CONSENTS; FILINGS.

         (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Reorganization, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Acquiror, the Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the Reorganization and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Reorganization required under any applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Reorganization at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

         (b) Each of the parties hereto shall promptly give any notices regarding the Reorganization, this Agreement or the transactions contemplated hereby or thereby to third parties required under applicable law or by any Material Contract, and use all reasonable efforts to obtain any third party consents required under any such Material Contract in connection with the consummation of the Reorganization or the other transactions contemplated by this Agreement.

         (c) The Company and Acquiror agree that, in the event any consent, approval or authorization necessary or desirable to preserve for the Company business and the Company any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which the Company is a party is not obtained prior to the Closing, the current officers and directors of the Company will, subsequent to the Closing, cooperate with Acquiror and the Company in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable.

     SECTION 6.06 PUBLIC ANNOUNCEMENTS. Except to the extent required by applicable law or, as to Acquiror, the rules and regulations of the Nasdaq National Market, in which case the issuing party shall use all reasonable efforts to consult with the other parties before issuing any such disclosure, Acquiror and the Company shall consult with each other before making any disclosure with respect to this Agreement or the transactions contemplated hereby, and no public announcement or press release regarding this Agreement or any transaction contemplated hereby shall be made by the Acquirer, the Company or the Shareholders' Agent unless approved by each of the parties to this Agreement in their sole and absolute discretion prior to release.

     SECTION 6.07 SHAREHOLDER APPROVAL. Company shall promptly after the date hereof take all action necessary in accordance with Massachusetts Law and its Charter and bylaws to secure the unanimous written consent of its shareholders within five (5) business days of the date of this Agreement. Company shall use its best efforts to take all action necessary or advisable to secure the consent of shareholders required to effect the Reorganization.

     SECTION 6.08 NNM LISTING OF ADDITIONAL SHARES APPLICATION. Acquiror shall use its commercially reasonable efforts to cause to be authorized for listing on the Nasdaq National Market the shares of Acquiror Common Stock to be issued in connection with the Reorganization.

     SECTION 6.09 FIRPTA CERTIFICATE. The Company shall, as soon as practicable after the date hereof and in no event later than the business day immediately preceding the Closing Date, provide Acquiror with a properly executed FIRPTA Notification Letter, substantially in the form of Exhibit D attached hereto, which states that shares of capital stock of the Company do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, the Company shall have provided to Acquiror, as agent for the Company, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and substantially in the form of Exhibit E attached hereto along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of the Company upon the Closing of the Reorganization.

     SECTION 6.10 COMPANY AND STOCK OPTION PLAN; ASSUMPTION OF EMPLOYEE AND DIRECTOR OPTIONS. At the Closing, the Company Stock Option Plan, and each Employee and Director Option, whether vested or unvested, will be assumed by Acquiror. SCHEDULE 4 hereto sets forth a true and complete list as of the date hereof of all holders of Employee and Director

Options under the Company Stock Option Plan including the number of shares of Company Common Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. Each such option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plan and the applicable stock option agreement immediately prior to the Closing, except that (i) such option will be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such option immediately prior to the Closing multiplied by the Exchange Ratio set forth in Section (c) of Exhibit B hereof and rounded down to the nearest whole number of shares of Acquiror Common Stock, and (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such option was exercisable immediately prior to the Closing by the Exchange Ratio set forth in Section (c) of Exhibit B hereof rounded up to the nearest whole cent. Consistent with the terms of the Company Stock Option Plan and the documents governing the outstanding options under such plan, the transactions contemplated hereby will not terminate any of the outstanding options under the Company Stock Option Plan with respect to employees of the Company who become employed by Acquiror or, except to the extent set forth in the Option Agreement covering any Employee and Director Option, accelerate the exercisability or vesting of such options or the shares of Acquiror Common Stock which will be subject to those options upon the Acquiror's assumption of the options hereunder. Within 30 business days after the Closing, Acquiror will (i) file with the SEC a registration statement on Form S-8 covering the shares of Acquiror Common Stock issuable upon the exercise of the assumed Employee and Director Options with respect to those optionholders whose shares are qualified to be covered under a Form S-8 and (ii) issue to each person who, immediately prior to the Closing was a holder of an Employee and Director Option, a document in form and substance satisfactory to the Company evidencing the foregoing assumption of such option by Acquiror.

     SECTION 6.11 TAX COVENANT.

         (a) The parties hereto shall take all action necessary to cause the Reorganization to qualify as reorganization within the meaning of Section 368(a)(1)(C) of the Code.

         (b) The parties hereto shall not take any action that would cause and shall not fail to take any action which if not taken would cause the Reorganization to fail to qualify as a reorganization within the meaning of
Section 368(a)(1)(C) of the Code.

         (c) In no way limiting the foregoing provisions of this Section 6.11, the Acquiror hereby agrees and covenants that (i) Acquiror has no plan or intention to sell or otherwise dispose of any of the assets of the Company acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code; and (ii) following the transaction, Acquiror will continue the historic business of the Company or use a significant portion of the Company's historic assets in business.

         (d) The covenants and agreement set forth in this Section 6.11 shall survive the Closing and the termination of this Agreement, provided that Closing has occurred.

         (e) Notwithstanding anything to the contrary herein, neither party hereto warrants to the other that the Reorganization will qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Code.

     SECTION 6.12 COMPANY OPTIONS. The Company shall not take any action to cash out exercisable Employee and Director Options or accelerate the exercisability of any unvested Employee and Director Options prior to or as a result of the Reorganization.

     SECTION 6.13 INSURANCE. Each of the Company and its Subsidiaries shall maintain all of its existing liability insurance policies through closing.

     SECTION 6.14 CHANGE OF COMPANY NAME. The Company agrees to change its corporate name to a new name bearing no resemblance to its present name as promptly as practical after Closing so as to permit the use of its present name by Acquiror or its designee, and shall take all required action in connection therewith including but not limited to obtaining the approval of its board of directors and Shareholders to amend its charter to change its name.

     SECTION 6.15 BUYERS AND SHIPPERS AGREEMENT. Prior to and after Closing Company and the Former Company Equityholders shall use their best efforts to amend the Buyers and Shippers Agreement to eliminate the option of Buyers and Shippers Enterprises, Inc. contained therein to purchase an equity interest in the Company or to clarify to Acquiror's satisfaction that such option arises and is exercisable only in connection with an initial public offering of the Company Common Stock and that Buyers and Shippers Enterprises, Inc. shall have no rights or claims against Acquiror relating thereto as a result of or following Closing.

     SECTION 6.16 COMPANY LIQUIDATION AND DISSOLUTION. The Company shall be dissolved as promptly as practical after the Closing and after the Company, in complete winding up and liquidation, shall distribute to its Shareholders in exchange for and upon surrender for cancellation of their certificates, shares of Acquiror Common Stock to be delivered to the Company pursuant to Section 3.01 hereof. Acquiror shall not be obligated to issue fractional shares of Acquiror Common Stock in connection with the distribution of shares by Company to its Shareholders. Instead the Company shall make appropriate arrangements satisfactory to Acquiror for the purchase or sale for cash which shall be paid by Acquiror to the Company for the account of the shareholders entitled to fractional interests in lieu of their fractional interests in Acquiror Common Stock.

     SECTION 6.17 RESTRICTIONS ON DISPOSITION OF SHARES. The Company is receiving shares of Acquiror Common Stock hereunder in accordance with the Reorganization and without any present intention towards the distribution or resale thereof other than in distribution by the Company in connection with its completion liquidation and dissolution as an integral part of the Reorganization. Shares of Acquiror Common Stock to be received pursuant to this Agreement shall be distributed by Company to its Shareholders who covenant and warrant that the shares so received are acquired for their own accounts and not with the present view towards the distribution thereof and will not dispose of such shares except (a) pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (b) in any other transaction which, in the opinion of counsel acceptable to Acquiror is except from registration under the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder. In order to effectuate the covenants of this Section 6.18, an appropriate endorsement will be placed on the certificate of the Acquiror Common Stock of the Acquiror at the time of distribution of such shares by the Company pursuant to this Agreement, and stop transfer instructions shall be placed with the transfer agent for the securities.

     SECTION 6.18 EMPLOYEE BENEFIT COVENANTS.

         (a) Acquiror shall offer or cause to be offered employment to all employees of the Company at substantially the same base salary rate at which each such employee is being paid by the Company immediately prior to the Closing and with such employee benefits maintained by Acquiror or, if no such benefits are maintained by Acquiror within the State in which such employees work, with such benefits, to the extent practicable, which are comparable to those provided to such employees immediately prior to the Closing, , PROVIDED THAT Acquiror will cause to be waive any waiting time limitations applicable under the medical and dental plans offered. Effective as of the Closing, all employees of the Company who accept Acquiror's offer of employment will become employees of the Acquiror ("Hired Employees").

         (b) As of the Closing and without any waiting period, Acquiror will use commercially reasonable best efforts to provide all Hired Employees (and their dependents) who are covered under the Company's medical or dental plans immediately prior to Closing with medical and dental benefit coverage under group health plans maintained by Acquiror and will use commercially reasonable best efforts to waive any pre-existing condition exclusions or limitations applicable to such persons under such medical and dental plans.

         (c) Acquiror acknowledges that effective as of the Closing, it is a successor to the obligations under COBRA, to the extent required by law, with respect to the employees of the Company.

         (d) For purposes only of Acquiror's 401(k) Plan and the rate at which Hired Employees earn paid vacation, Acquiror shall credit Hired Employees with their time in active service for the Company as if it had been time in active service with the Acquiror.

         (e) The Company shall, not more than five business days after the signing of this Agreement, provide its employees with written notice to its employees of the termination of their employment upon the Closing. Such written notice shall be accompanied by a written offer of employment provided to the Company by Acquiror. The Company shall have sole responsibility and liability for any and all obligations under the WARN Act, and any applicable State facility closing or lay-off laws, for the termination of its employees occurring on or PRIOR TO the Closing. Acquiror shall have sole responsibility and liability for any and all obligations under the WARN Act, and any applicable State facility closing or lay-off laws, for any termination of Hired Employees occurring after the Closing.

         (f) The covenants and agreement set forth in this Section 6.18 shall survive the Closing and the termination of this Agreement, provided that the Closing has occurred.

                                  ARTICLE VII
                        CONDITIONS TO THE REORGANIZATION

     SECTION 7.01 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE REORGANIZATION. The obligations of the parties hereto to consummate the Reorganization, or to permit the consummation of the Reorganization, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

         (a) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the Reorganization illegal or otherwise prohibiting its consummation;

         (b) any waiting period (and any extension thereof) applicable to the consummation of the Reorganization under any applicable competition, merger control or similar Law shall have expired or been terminated; and

         (c) this Agreement and the Reorganization shall have been unanimously approved by the Company's shareholders.

     SECTION 7.02 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Reorganization, or to permit the consummation of the Reorganization, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

         (a) each of the representations and warranties of Acquiror contained in this Agreement that is qualified by materiality shall be true, complete and correct on and as of the Closing Date as if made at and as of the Closing Date (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects on and as of the Closing Date as if made at and as of the Closing Date (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate of an authorized officer of Acquiror to such effect;

         (b) Acquiror shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date and the Company shall have received a certificate of an authorized officer to that effect;

         (c) Acquiror shall have executed and delivered a signed counterpart of the Escrow Agreement;

         (d) Susan Welch, Ann Diamante and Brian Marsden shall have entered into a retention and noncompetition agreement, substantially in the form attached hereto as Exhibit F (the "RETENTION AGREEMENT"), and Jack Zakarian shall have entered into a Consulting Services Agreement substantially in the form attached hereto as Exhibit G (the "Consulting Services Agreement");

         (e) the Company shall have received a legal opinion from Brobeck, Phleger & Harrison LLP, legal counsel to Acquiror, in substantially the form attached hereto as Exhibit H;

         (f) Acquiror shall have executed and delivered a registration rights agreement in the form attached hereto as Exhibit I; and

         (g) Acquiror shall have filed a Notification for Listing of Additional Shares with NASDAQ covering the Acquiror Common Stock to be issued in connection with the Reorganization.

     SECTION 7.03 CONDITIONS TO THE OBLIGATIONS OF ACQUIROR. The obligations of Acquiror to consummate the Reorganization, or to permit the consummation of the Reorganization, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

         (a) each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true, complete and correct on and as of the Closing Date as if made at and as of the Closing Date (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Acquiror shall have received a certificate of the President and Treasurer of the Company to such effect;

         (b) the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date and Acquiror shall have received a certificate of the President and Treasurer of the Company to that effect;

         (c) no Company Material Adverse Effect shall have occurred since the date of this Agreement;

         (d) the Escrow Agent and the Shareholders' Agent shall have executed and delivered the Escrow Agreement;

         (e) there shall not be pending any action, proceeding, claim or counterclaim which seeks to or would, or any order, decree or injunction (whether preliminary, final or appealable) which would, require Acquiror to hold separate or dispose of any of the stock or assets of the Company or impose material limitations on the ability of Acquiror to control in any material respect the business, assets or operations of either Acquiror or the Company;

         (f) Acquiror shall have received a legal opinion from Hutchins, Wheeler & Dittmar, A Professional Corporation, legal counsel to the Company, in substantially the form attached hereto as Exhibit J;

         (g) Acquiror and the Company shall have received, each in form and substance reasonably satisfactory to Acquiror, all authorizations, consents, orders and approvals of all Governmental Entities and officials and all third party consents set forth on SCHEDULE 5 hereto;

         (h) all of the employees of the Company set forth on SCHEDULE 6 hereto shall be employed by the Company and shall not have given any notice that they will not continue to be employed by Acquiror following the Closing Date;

         (i) Acquiror and each of Susan Welch, Ann Diamante and Brian Marsden shall have entered into a Retention Agreement, and Acquiror and Jack Zakarian shall have entered into a Consulting Services Agreement;

         (j) each shareholder of the Company shall have executed and delivered a Shareholder Agreement;

         (k) each shareholder of the Company shall have executed and delivered an Irrevocable Proxy to Acquiror within five (5) business days of the date of this Agreement;

         (l) The Company shall have delivered copies of the executed Master Agreement and runtime License Agreement it has entered into with Oracle; and

         (m) The Company shall have delivered (i) a written waiver of Peter Sobiloff waiving his right to options to purchase 20,000 shares of Company Common Stock and confirming that the total number of shares of Company Common Stock with respect to which he holds options is 51,250, and (ii) a certified copy of resolutions of the Company's Board of

Directors confirming Peter Sobiloff's option(s) to purchase a maximum of 51,250 shares of Company Common Stock.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     SECTION 8.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Company contained in this Agreement, the Exhibits to this Agreement, the Company Disclosure Schedule, the certificates delivered pursuant to Section 7.03(a) and (b) (collectively, the "ACQUISITION DOCUMENTS") shall survive the Closing and remain in full force and effect until the second anniversary of the Closing Date; PROVIDED, HOWEVER, that the representations and warranties dealing with Taxes shall survive the Closing and remain in full force and effect until thirty (30) calendar days after the expiration of the applicable statute of limitations governing such claims, and the covenant contained in Section 6.15 relating to the Buyers and Shippers Agreement shall survive the Closing and remain in full force and effect until that agreement is revised as set forth in Section 6.15. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved. Except as set forth in this Section 8.01, the representations and warranties of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement. This
Section 8.01 shall not limit any covenant or agreement of the parties hereto that by its term contemplates performance after the Closing Date.

     SECTION 8.02 INDEMNIFICATION.

         (a) Subject to the limitations set forth in this Article VIII, the Former Company Equityholders, up to the maximum amount as to each Former Company Equityholder set forth in subparagraph (b) below, will indemnify and hold harmless Acquiror and its officers, directors, agents and employees, and each person, if any, who controls or may control Acquiror within the meaning of the Securities Act (hereinafter referred to individually as an "INDEMNIFIED PERSON" and collectively as "INDEMNIFIED PERSONS") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees, net of any recoveries by Acquiror under insurance policies or indemnities from third parties (collectively, "DAMAGES") arising out of or relating to (i) any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by the Company in the Acquisition Documents, (ii) any and all liabilities, claims, or obligations of the Acquiror which arise at any time out of the Company Stock Options Plan, or (iii) the Buyers and Shippers Agreement. The Escrow Fund shall be security for this indemnity obligation subject to the limitations in this Agreement. Claims for indemnification first shall be made against the Escrow Fund and if the Escrow Fund is depleted or has been released, then against any or all of the Former Company Equityholders. The amount of the liability of each of the Former Company Equityholders for Damages arising out of a particular claim (a "Subject Claim") shall be equal to the Former

Company Equityholders share of such Damages based on his, her or its share of the Acquisition Consideration received by the Former Company Equityholders, subject to the aggregate limitations set forth in subsection 8.02(b). Any amounts paid by Former Company Equityholders as indemnification payments hereunder will be treated by Acquiror and the Former Company Equityholder as reductions to the Acquisition Consideration paid to Company hereunder.

         (b) (i)   Subject to subparagraph (ii) below, the maximum aggregate
amount which each Former Company Equityholder shall be liable for under the indemnification obligations set forth in this Section 8.02 is an amount equal to the value of the aggregate Acquisition Consideration received and receivable by the Former Company Equityholder as set forth in Schedule 3 hereof as determined as of the Closing based upon the Acquiror Stock Price.

             (ii) Notwithstanding subparagraph (i) above, the maximum aggregate amount which each of Insight Capital Partners II, L.P. ("Insight"), Insight Capital Partners (Cayman) II, L.P. ("Insight Cayman") and Imprimis SB, L.P. are liable for under the indemnification obligations set forth in this Section 8.02 shall be adjusted as follows. Upon each occasion that any of Insight, Insight Cayman and Imprimis SB, L.P. receives a notice from Acquiror that a claim is being made hereunder, then its maximum aggregate liability under subparagraph
(i) above, shall be adjusted upward or downward by an amount equal to the difference between (1) the aggregate Net Proceeds received from its sale of any Acquiror Common Stock in a public sale since the last occasion upon which its maximum aggregate liability was calculated hereunder, and (2) an amount equal to the number of shares sold (as adjusted for stock dividends, stock splits and the like) multiplied by the Acquiror Stock Price at Closing (as adjusted for stock dividends, stock splits and the like). For purposes of this subparagraph, Net Proceeds shall mean the gross proceeds from the public sale of the Acquiror Common Stock less underwriting commissions and discounts, if any. Insight, Insight Cayman, and Imprimis SB, L.P.'s liability with respect to a Subject Claim hereunder shall be limited to the amount that the maximum aggregate liability, as calculated hereunder in connection with the Subject Claim, exceeds the aggregate amount of all Damages heretofore paid by it pursuant to Subsection 8.02(a).

             (iii) Notwithstanding subparagraphs (ii) and (iii) above, on the second anniversary of the Closing, the maximum amount which Insight, Insight Cayman and Imprimis SB, L. P. shall be liable under the indemnification obligations with respect to the representations and warranties dealing with Taxes shall be reduced to ten percent (10%) of the maximum amount to which they would otherwise be liable for their indemnification obligations pursuant to subparagraph (ii) above.

         (c) Nothing in this Agreement shall limit the liability (i) of the Company for any willful breach of any representation, warranty or covenant if the Reorganization does not close, or (ii) of any Former Company Equityholder in connection with any breach of the Shareholder Agreement or Irrevocable Proxy.

         SECTION 8.03 DAMAGE THRESHOLD; LIMITATION. Notwithstanding the foregoing, other than claims pursuant to Section 8.02(a)(ii) or Section 8.02(a)(iii) for which there is no threshold, Acquiror may not receive any shares from the Escrow Fund unless and until an Officer's Certificate or Certificates (as defined in Section 8.05 below) identifying Damages the aggregate amount of which exceeds $100,000 has been delivered to the Escrow Agent as provided in Section 8.05 below and such amount is determined pursuant to this
Article VIII to be payable, in which case Acquiror shall receive shares equal in value to the full amount of Damages in accordance with Section 8.05(b). In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant of the Company shall be disregarded.

         SECTION 8.04 ESCROW PERIOD. The Escrow Period shall terminate with respect to the Escrow Shares as follows: (a) if prior to or on the one-year anniversary of the Closing, the option under the Buyers and Shippers Agreement is resolved to Acquiror's satisfaction as set forth in Section 6.15 hereof, the Escrow Period with respect to the Escrow Shares attributable to such option as set forth in Schedule 3 hereto shall thereupon terminate; (b) with respect to the Escrow Shares attributable to Imprimis SB, L.P., Insight Capital Partners (Cayman) II, L.P., and Insight Capital Partners II, L.P., at the one-year anniversary of the Closing; and (c) after the one-year anniversary of the Closing, upon the resolution to Acquiror's reasonable satisfaction as set forth in Section 6.15 hereof of the option under the Buyers and Shippers Agreement, as to all remaining Escrow Shares, if any; PROVIDED, HOWEVER, that a portion of the Escrow Shares, which is reasonably necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of such Escrow Period, shall remain in the Escrow Fund until such claims have been resolved. Acquiror shall deliver to the Escrow Agent a certificate specifying the Closing.

         SECTION 8.05 CLAIMS UPON ESCROW FUND.

         (a) Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of Acquiror (an "OFFICER'S CERTIFICATE"):

                  (i) stating that Damages exist in an aggregate amount greater than $100,000 or that Damages exist for claims under Section 8.02(a)(ii) or Section 8.02(a)(iii); and

                  (ii) specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.06 and 8.07 below, deliver to Acquiror out of the Escrow Fund, as promptly as practicable, Escrow Shares or other assets held in the Escrow Fund having a value equal to such Damages in accordance with Section 8.05(b).

         (b) For the purpose of compensating Acquiror for its Damages pursuant to this Agreement, the Escrow Shares in the Escrow Fund shall be valued at the Acquiror Stock Price.



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

     SECTION 8.06 OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agent (defined in Section
8.09 below) and for a period of thirty (30) days after such delivery to the Escrow Agent of such Officer's Certificate, the Escrow Agent shall make no delivery of Escrow Shares or other property pursuant to Section 8.05 hereof unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such thirty
(30) day period, the Escrow Agent shall make delivery of the Escrow Shares or other property in the Escrow Fund in accordance with Section 8.05 hereof, provided that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Acquiror prior to the expiration of such thirty (30) day period.

     SECTION 8.07 RESOLUTION OF CONFLICTS; ARBITRATION.

         (a) In case the Shareholders' Agent shall so object in writing to any claim or claims by Acquiror made in any Officer's Certificate, Acquiror shall have thirty (30) days after receipt by the Escrow Agent of an objection by the Shareholders' Agent to respond in a written statement to the objection of the Shareholders' Agent. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders' Agent and Acquiror shall attempt in good faith for forty-five (45) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares or other property from the Escrow Fund in accordance with the terms thereof.

         (b) If no such agreement can be reached after good faith negotiation, either Acquiror or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Acquiror and the Shareholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.06 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

         (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Francisco County, California under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 8.07(c), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Acquiror shall be deemed to be the non-prevailing party unless the arbitrators award Acquiror more than one-half (1/2) of the amount in dispute; otherwise, the Former Company Equityholders for whom shares of the Company Common Stock otherwise issuable to them have been deposited in the Escrow Fund shall be deemed to be the non-prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

         SECTION 8.08 CLAIMS AFTER DEPLETION OF ESCROW FUND. If, after the depletion of the Escrow Fund, any Indemnified Person shall believe that it is entitled to indemnification under this Article VIII, Acquiror shall deliver an Officer's Certificate to the Shareholders' Agent. The Shareholders' Agent shall have forty-five (45) days after receipt of such Officer's Certificate to either
(i) acquiesce in such claim by giving Acquiror written notice of such acquiescence or (ii) to object to the claim by giving Acquiror written notice of the objection. If Shareholder Agent acquiesces in such claim or fails to respond within the forty-five (45)-day period, such Indemnified Person shall be entitled to be indemnified pursuant to this Article VIII in respect of the claims covered by the Officer's Certificate. If the Shareholders' Agent objects with such forty-five (45)-day period, the dispute shall be resolved in accordance with
Section 8.07.

         SECTION 8.09 SHAREHOLDERS' AGENT.

         (a) In the event that the Reorganization is approved, effective upon and as a result of such vote, and without any further act of any shareholder, Frederick H. Grein, Jr. shall be constituted and appointed as agent ("SHAREHOLDERS' AGENT") for and on behalf of the Former Company Equityholders to give and receive notices and communications, to authorize delivery to Acquiror of the Escrow Shares or other property from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than ten (10) days' prior written notice to Acquiror. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Company shareholders.

         (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

         (c) The Shareholders' Agent shall have reasonable access to information about the Company and the reasonable assistance of the Company's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about the Company to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

     SECTION 8.10 ACTIONS OF THE SHAREHOLDERS' AGENT. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all Former Company Equityholders for whom the Escrow Shares otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Former Company Equityholder, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Former Company Equityholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

     SECTION 8.11 THIRD-PARTY CLAIMS. In the event Acquiror becomes aware of a third-party claim which Acquiror believes may result in a demand against the Escrow Fund, Acquiror shall promptly notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the Former Company Equityholders for whom Escrow Shares otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Acquiror shall have the right in its sole discretion to settle any such claim; PROVIDED, HOWEVER, that Acquiror may not effect the settlement of any such claim without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under Section 8.06 or any other provision of this Article VIII to the amount of any claim by Acquiror against the Escrow Fund for indemnity with respect to such settlement.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.01 TERMINATION. This Agreement may be terminated and the Reorganization may be abandoned at any time prior to the Closing Date, notwithstanding any requisite adoption and approval of this Agreement, as follows:

         (a) by mutual written consent duly authorized by the boards of directors of each of Acquiror and the Company;

         (b) by either Acquiror or the Company, if the Closing Date shall not have occurred on or before March 31, 2000; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill an obligation under this Agreement has been the cause of or resulted in the failure of the Reorganization to occur on or before such date;

         (c) by either Acquiror or the Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Reorganization shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

         (d) by Acquiror, if the board of directors of the Company withdraws, modifies or changes its approval of this Agreement or the Reorganization in a manner adverse to Acquiror or its shareholders or shall have resolved to do so (which shall also constitute a material breach hereof);

         (e) by Acquiror, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in
Section 7.03 would not be satisfied (a "TERMINATING COMPANY BREACH"); PROVIDED, HOWEVER, that if such Terminating Company Breach is curable by the Company through the exercise of its reasonable efforts within 10 days and for so long as the Company continues to exercise such reasonable efforts during such period, Acquiror may not terminate this Agreement under this Section 9.01(e); and PROVIDED FURTHER that the preceding proviso shall not in any event be deemed to extend any date set forth in Section 9.01(b); and

         (f) by the Company, upon breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement, or if any representation or warranty of Acquiror shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 7.02 would not be satisfied (a "TERMINATING ACQUIROR BREACH"); PROVIDED, HOWEVER, that if such Terminating Acquiror Breach is curable by Acquiror through the exercise of its reasonable efforts within 10 days and for so long as Acquiror continues to exercise such reasonable efforts during such period, the Company may not terminate this Agreement under this Section 9.01(f); and PROVIDED FURTHER that the preceding proviso shall not in any event be deemed to extend any date set forth in Section 9.01(b).

     SECTION 9.02 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; PROVIDED, HOWEVER, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement; PROVIDED further, that the provisions of Section 6.03(b), Section 9.05, Section 10.03, Section 10.05 and this Section 9.02 shall remain in full force and effect and survive any termination of this Agreement.

     SECTION 9.03 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Closing Date; PROVIDED, HOWEVER, that, after the approval of this Agreement by the shareholders of the Company, no amendment may be made, except such amendments that have received the requisite shareholder approval and such amendments as are permitted to be made without shareholder approval under the BCL. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 9.04 WAIVER. At any time prior to the Closing, any party hereto may
(a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto or (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 9.05 EXPENSES. All Expenses incurred by Acquiror in connection with this Agreement and the Reorganization shall be paid by the Acquiror. Acquiror shall also pay the Expenses incurred by the Company in connection with this Agreement and the Reorganization without; PROVIDED, HOWEVER, that if the Expenses incurred by the Company in connection with this Agreement and the Reorganization exceed One Hundred Thousand Dollars ($100,000), then any amount paid by Acquiror in excess of One Hundred Thousand Dollars ($100,000) shall constitute "Damages" recoverable under Article VIII and the Escrow Agreement and such Damages shall not be subject to the Damages threshold set forth in Section 8.03.

                                   ARTICLE X
                               GENERAL PROVISIONS

     SECTION 10.01 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01).



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

(a) If to Acquiror:                QRS Corporation
                                   1400 Marina Way South
                                   Richmond, CA  94804

                                   Telecopy:  (510) 621-3802
                                   Attention:  President

                                   with a copy to:

                                   Brobeck, Phleger & Harrison LLP
                                   One Market
                                   Spear Street Tower
                                   San Francisco, California 94105
                                   Telecopy:  (415) 442-1010
                                   Attention:  Ronald B. Moskovitz

(b) If to the Company:             Rockport Trade Systems, Inc.
                                   17 Rogers Street
                                   Gloucester, MA 01930
                                   Telecopy:  (978) 283-9480
                                   Attention:  Chief Executive Officer

                                   with a copy to:

                                   Frederick H. Grein, Jr.
                                   c/o Hutchins, Wheeler & Dittmar
                                   101 Federal Street
                                   Boston, MA 02110
                                   Telecopy:  (617) 951-1295



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

(c) If to the Shareholder's Agent:        Frederick H. Grein, Jr.
                                          c/o Hutchins, Wheeler & Dittmar
                                          101 Federal Street
                                          Boston, MA 02110
                                          Telecopy:  (617) 951-1295

                                          with a copy to:

                                          Imprimis SB, L.P.
                                          c/o Wexford Management LLC
                                          411 West Putnam Avenue, Suite 125
                                          Greenwich, CT 06830
                                          Telecopy: (203) 862-7010
                                          Attention: Robert Holz

                                          Insight Capital Partners II, L.P.
                                          c/o Insight Capital Partners
                                          527 Madison Avenue, 10th Floor
                                          New York, NY 10022
                                          Telecopy: (212) 230-9200
                                          Attention: Peter Sobiloff

     SECTION 10.02 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Reorganization is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Reorganization may be consummated as originally contemplated to the fullest extent possible.

     SECTION 10.03 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto; PROVIDED, HOWEVER, that Acquiror may assign its rights, interests and obligations hereunder to any subsidiary of Acquiror (which assignment shall not relieve Acquiror of any of its obligations hereunder). Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

     SECTION 10.04 INCORPORATION OF SCHEDULES. The Company Disclosure Schedule and all Schedules and Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

     SECTION 10.05 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO CONFLICTS OF LAW PRINCIPLES OTHER THAN THOSE DIRECTING APPLICATION OF CALIFORNIA LAW).

     SECTION 10.06 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

     SECTION 10.07 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.08 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 10.09 ENTIRE AGREEMENT. This Agreement (including the Company Disclosure Schedule and other Schedules) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                 QRS CORPORATION, a Delaware corporation

                                 By:  _______________________________
                                 Name:
                                 Title:

                                 ROCKPORT TRADE SYSTEMS, INC.,
                                 a Massachusetts corporation

                                 By:  _______________________________
                                 Name:
                                 Title:


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